As filed with the Securities and Exchange Commission on November__, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOSTON THERAPEUTICS, INC.
(Name of issuer in its charter)

Delaware	2834	27-0801073
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1750 Elm Street, Suite 103
Manchester, NH 03104
603-935-9799
(Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

David Platt, Ph.D, Chief Executive Officer/Chief Financial Officer/Chairman
1750 Elm Street, Suite 103
Manchester, NH 03104
603-935-9799
(Name, address and telephone number of agent for service)

Copies to:

David E. Dryer, Esq. Mark A. Katzoff, Esq.
Seyfarth Shaw LLP
2 Seaport Lane
Boston, Massachusetts 02210
Phone: (617) 946-4800
Fax: (617) 946-4801

Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each	Amount	Proposed Maximum	Proposed Maximum	Amount of
Class of Securities To be Registered	Being Registered (1)	Offering Price (2)	Aggregate Offering Price	Registration Fee
Common Stock, par value $0.001 per share	17,659,007	$1.375	$24,281,134.63	$3,127.41

Common Stock, par value $0.001 per share, issuable upon the exercise of the Investor Warrants	8,829,484	$1.375	$12,140,540.50	$1,563.70

Common Stock, par value $0.001 per share, issuable upon the exercise of the Placement Agent Warrants	1,808,849	$1.375	$2,487,167.38	$320.35

Total	28,297,340		$38,908,842.50	$5,011.46

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby shall also include an indeterminate number of additional shares of common stock issuable as a result of stock splits, stock dividends, recapitalizations or reorganizations in accordance with Rule 416.

(2)	Estimate solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November_______ , 2013

Preliminary Prospectus

Boston Therapeutics, Inc.

28,297,340 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 28,297,340 shares of common stock, par value $0.001 per share, including shares issuable upon the exercise of warrants.  All of the shares, when sold, will be sold by these selling shareholders. The selling shareholders may sell these shares from time to time in the open market at prevailing prices or in individually negotiated transactions through agents designated from time to time or through or through underwriters or dealers.  We will not control or determine the price at which the selling shareholders decide to sell their shares. The selling shareholders may be deemed underwriters of the shares of common stock which they are offering.  We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from the sale of common stock hereunder. We will receive proceeds from any exercise of outstanding warrants by the selling shareholders if and when those warrants are exercised for cash. Warrants issued to Laidlaw & Company (the “Placement Agent Warrants”) may be exercised by surrender of the Placement Agent Warrants in in exchange for the number of shares of Common Stock having an aggregate exercise price equal to the equity value of the surrendered Placement Agent Warrants, in accordance with the terms of such warrants. Warrants issued to investors (the “Investor Warrants”) may be exercised only by the payment of the exercise price in cash.

Our common stock is traded on the over-the-counter (OTC) QB under the symbol BTHE. There is currently a limited market for our shares of common stock.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISK. IN REVIEWING THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER THE HEADING "RISK FACTORS".

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS NOVEMBER __, 2013

TABLE OF CONTENTS

Prospectus Summary	2
The Offering	2
Risk Factors	9
Use of Proceeds	18
Dividend Policy	20
Legal Proceedings	20
Security Ownership of Certain Beneficial Owners and Management	20
Director and Executive Compensation	22
Certain Relationships and Related Transactions	25
Directors, Executive Officers, Promoters and Control Persons	26
Description of Business	29
Management’s Discussion and Analysis of Financial Condition and Results of Operations	29
Description of Property	35
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	35
Descriptions of Capital Stock	36
Selling Stockholders	40
Plan of Distribution	45
Market for Common Equity and Related Stockholder Matters	47
Additional Information	47
Indemnification of Directors and Officers	49
Legal Matters	51
Experts	51
Financial Statements	F-1

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Unless the context otherwise requires, references contained in this Prospectus to the “Company,” “Avanyx,” “we,” “us,” or “our” shall mean Boston Therapeutics, Inc., a Delaware corporation formed on August 24, 2009, formerly known as Avanyx Therapeutics, Inc.

THE OFFERING

Common Stock Offered
Up to 28,297,340 shares of our common stock, $0.001 par value per share, including 8,829,484 shares issuable upon the exercise of the Investor Warrants and 1,808,849 shares issuable upon the exercise of the Placement Agent Warrants.

The Investor Warrants are exercisable at an exercise price of $0.50 per share, payable in cash. The Investor Warrants expire with respect to 3,333,320 shares on July 23, 2018, 1,414,113 shares on August 6, 2018, 1,130,223 shares on August 30, 2018, and 2,951,828 shares on September 30, 2018.

The Placement Agent Warrants are exercisable at an exercise price of $0.30 per share and may be exercised on a cashless basis by the surrender of Placement Agent Warrants in exchange for the number of shares of Common Stock having an aggregate exercise price equal to the equity value of the surrendered Placement Agent Warrants.  All  the Placement Agent Warrants expire on August 30, 2018.  The exercise price and numbers of shares of Common Stock to be received upon the exercise of the Investor Warrants and Placement Agent Warrants are subject to adjustment upon the occurrence of certain events such as stock splits, stock dividends or recapitalizations.  All of the Investor Warrants and all of the Placement Agent Warrants are owned beneficially by accredited investors, and the issuance of any shares of Common Stock to these holders upon the exercise of any of the warrants shall be effected as a private offering in accordance with Section 4(2) of the Securities Act.

Common Stock Outstanding at 11/04/13	37,138,406 shares

Use of Proceeds

We will not receive any proceeds from the sale of the 28,297,340 shares of common stock subject to sale by the selling shareholders under this prospectus. However, we may receive up to an aggregate of approximately $4.1 million from the exercise price of the Investor Warrants upon exercise of the Investor Warrants by the selling stockholders, net of certain fees payable to the Placement Agent, and up to an aggregate of approximately $540,000 from the exercise price of the Placement Agent Warrants upon exercise of the Placement Agent Warrants by the Placement Agent assuming all of the Placement Agent Warrants are exercised for cash.  Any net proceeds we receive from the selling stockholders through the exercise of warrants will be used for general corporate purposes.

OTCQB Symbol for Common Stock	BTHE

EXECUTIVE SUMMARY

Boston Therapeutics, Inc. (“we”, “us” “or the “Company”) is a clinical stage, publicly traded pharmaceutical company focused on developing novel drug products that potentially address areas of high unmet medical need in the treatment of diabetes and inflammatory diseases.  The Company has a diversified portfolio of two lead products and an over the counter dietary supplement.  The Company’s product development efforts are guided by specialists in complex carbohydrate chemistry.  The Company intends to supplement its development efforts with input from a medical and scientific advisory board consisting of leading physicians.    The Company has a unique approach that is expected to create safe and efficacious drug formulations that can be combined with existing therapies and potentially deliver valuable products in areas of high unmet medical needs.

The Company was established on August 24, 2009 as a Delaware corporation under the name of Avanyx Therapeutics, Inc.  On November 10, 2010, the Company, which until then focused on the injectable drug candidate IPOXYN, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Therapeutics, Inc., a New Hampshire corporation (“BTHENH”) adding BTHENH’s oral drug candidate PAZ320 to the Company’s pipeline of products.  The transaction provided for the merger of BTHENH into the Company with the Company being the surviving entity (the “Merger”), the issuance by the Company of 4,000,000 shares of common stock to the stockholders of BTHENH in exchange for 100% of the outstanding common stock of BTHENH, and the change of the Company’s name to Boston Therapeutics, Inc.

Use of Proceeds

We will not receive any proceeds from the sale of our common stock by the selling stockholders.  However, we may receive up to an aggregate of $4.6 Million from the sale of any common stock we sell to the selling stockholders upon exercise of the outstanding Investor Warrants and the Placement Agent Warrants, assuming all of the Placement Agent Warrants are exercised for cash.

We anticipate that any net proceeds from the sale of stock we issued to the selling stockholders upon the exercise of outstanding warrants will be used for general corporate purposes.

Company Overview

Boston Therapeutics, Inc. is a clinical stage pharmaceutical company that is focused on developing drugs to treat diabetes and inflammatory diseases.  According to a Standard & Poor’s report, the worldwide diabetes drug market is estimated to be $35 billion and is on pace to grow to more than $58 billion by 2018.  The Company is focusing its expertise and resources to develop novel formulations, and to leverage development partnerships to apply its complex carbohydrate chemistry design in other indications.  We may seek to enter into licensing, co-marketing, or co-development agreements for parts or all of-the-world in order to avail the Company of the marketing expertise of one or more seasoned marketing and/or pharmaceutical companies.  The Company’s highly experienced drug development leadership provides the Company with a significant competitive advantage in designing highly efficient clinical programs to deliver valuable products in areas of high unmet medical needs.

Boston Therapeutics, Inc. intends to realize its business objectives by leveraging its expertise in complex carbohydrate chemistry.  A core part of the Company strategy relies upon creating safe and efficacious drug formulations that can be administered as standalone therapies or in combination with existing medications.  Product development plans for PAZ320 is currently in Phase II/III.  The Company has not initiated any trials or filed any applications with the United States Food and Drug Administration (“FDA”) for IPOXYN.  We expect to begin Phase III trials for PAZ320 in the summer of 2014 and further development studies for IPOXYN in 2014.  The Company’s lead development projects are briefly described below.

Boston Therapeutics Drug Development Status

PAZ320 works non-systemically in the gastrointestinal tract to block the action of carbohydrate-hydrolyzing enzymes that break down carbohydrates into glucose.  This action reduces the amount of glucose available for absorption into the bloodstream.  Most anti- diabetes drugs, also called hypoglycemic drugs, force blood sugar levels down systemically by targeting organs such as the pancreas and the body’s cells, increasing the risk of side effects as has been evidenced in recent FDA findings.  In contrast, PAZ320 targets enzymes in the mouth and small intestine to reduce the uptake of glucose during the digestion of carbohydrate foods.  This preemptive, non-systemic approach to blood sugar management provides for a stronger safety profile.  The PAZ320 profile is enhanced due to its GRAS (Generally Regarded as Safe) classification, and 505(b)(2) accelerated development pathway for FDA approval.  PAZ320 will compete in the large and growing diabetes drug market.

IPOXYN, is a carbohydrate-based intravenous solution that can potentially prevent necrosis, or cell death, and treat hypoxic conditions such as diabetic foot ulcers and other vascular complications of diabetes.  Hypoxia is a condition in which cells lack sufficient oxygen supply to support metabolic function.  The IPOXYN carbohydrate molecule contains oxygen rechargeable iron which picks up oxygen in the lungs, is 5,000 times smaller than a red blood cell (RBC), and can reach hypoxic tissue more effectively than RBCs.  IPOXYN is stable at room temperature, has a five year shelf life and requires no blood type matching.  We plan to introduce this product in clinical trials for hypoxic medical conditions.  The Company has also developed OXYFEX, a veterinary analog to IPOXYN.

Business Strategy

The Company’s strategy is to leverage considerable industry experience, expertise in complex carbohydrate chemistry and clinical development experience to identify, develop and commercialize product candidates with strong market potential that can fulfill unmet medical needs in the treatment of diabetes and inflammatory disease.

The Company plans to further develop its new and proprietary drug candidates to provide improved efficacy and safety by using unique development pathways specific to each candidate.  We intend to develop its most advanced clinical stage drug candidates through approval in the case of PAZ320 up to and including a Phase III human clinical trial designed to provide data on the drug’s efficacy.  If these efforts are successful, we may elect to commercialize PAZ320 on its own or with a strategic partner in the U.S. and/or outside of the U.S. to out-license the rights to develop and commercialize the product.

In the case of IPOXYN, we plan to enter into strategic partnerships whereby the strategic partner(s) co-funds human clinical trials of the drug that are needed to obtain regulatory approvals for commercial sale within and outside of the U.S.  The Company intends to out-license marketing rights in the U.S. and the rest of the world to its pharmaceutical drugs and its dietary food supplement (over the counter products).

Market Opportunity

Standard therapies for diabetes include physician recommended diet and exercise, oral hypoglycemic drugs such as Metformin for Type 2 diabetes and insulin injection regimens for people with Type 1 diabetes.  The objective of each is to maintain a daily blood glucose level range recommended by a physician.  Each of the current therapies alone has its limitations including numerous side effects.  According to the International Diabetes Federation, 366 million people are living with diabetes and that number is projected to increase to 551 million by 2030.

According to Standard & Poor’s, the diabetes drug market is estimated to be $35 billion and is on pace to grow to more than $58 billion by 2018.  Pharmaceutical companies have been investigating new approaches to treating diabetes and market value has been maintained in the industry due to the introduction of these new products.  The Company believes that its lead product, PAZ320, represents a near term commercial opportunity in a large and growing diabetes market.  PAZ320 is pharmacologically differentiated from commercially available Postprandial (post meal) Glucose (PPG) drugs, including Byetta®, Bydureon™, Victoza®, Lispro, Lantus®, and Invokana™.

Many patients with diabetes have suboptimal relief with the use of the above therapies alone or in combination with each other.  In addition, other types of PPGs are only effective by themselves in the early stages of impaired glucose tolerance.  The Company’s oral formulation is a new class of drug for the treatment of Type 2 diabetes.  It is a safe, non-systemic drug candidate with a benign side effect profile that will be used for the treatment of diabetes.  PAZ320 has the potential to be an adjunctive therapy when combined with Metformin, the most prescribed diabetes drug in the U.S. with 50 million prescriptions annually, and represents a compelling value creation opportunity.

Our injectable drug candidate, IPOXYN, will compete with existing therapies for the treatment of hypoxia or anti-necrosis that according to market research analysts has a global market opportunity of $30 billion.  Hypoxia is a condition in which cells lack sufficient oxygen supply to support metabolic function.  The standard therapy for acute anemia resulting from blood loss is infusion of RBCs mainly from supplies of donated blood.  For prophylactic or long term treatment of anticipated or chronic anemia, medications that stimulate the creation of new RBCs are frequently used.

Presently, there is no substitute for human blood to deliver oxygen to the body; and transfusions involve certain risks and limitations.  The standard therapy for reversing hypoxia is blood infusion, RBCs or hyperbaric oxygen.  Hyperbaric medicine or hyperbaric oxygen therapy (HBOT) is a medical term for using oxygen at a level higher than atmospheric pressure.  The HBOT treatment can only be done at a medical facility and each session can cost $200 to more than $1,000.  For decades, oxygen carriers have been developed for perfusion and oxygenation of ischemic tissue; none have yet succeeded.  These products were either blood-derived elements, synthetic perfluorocarbons, or red blood cell modifiers.  According to a Brown University study, there is a global shortage of transfusion suitable blood of 110 million units, and the need for blood is rising 6-7% annually.

Product Development

In February 2013, the Company reported positive results from a Phase II clinical study conducted at Dartmouth-Hitchcock Medical Center in Lebanon, NH that evaluated the safety and efficacy of PAZ320.  The study evaluated PAZ320 in 24 patients with Type 2 diabetes between the ages of 18 and 75 with a body mass index (BMI) of 25-40 kg/m2 and with HbA1c of less than or equal to nine (9) percent. HbA1c is a lab test that shows the average level of blood sugar (glucose) over the previous three months.

Forty-five percent of patients responded positively with a forty percent reduction of post-meal glucose in the blood compared to baseline in a dose-dependent manner.  Additionally, results showed the effect of PAZ320 does not correlate with duration of diabetes and works regardless of concurrent diabetes medications.  There was no severe hypoglycemia, gastrointestinal side effects were mild and satiety (fullness) was observed.  In the article published in the July/August 2013 issue of the peer reviewed journal, Endocrine Practice, there were no serious adverse events (SAEs) from the data analysis of the open-label dose escalation crossover trial on patients with Type 2 diabetes.

Another potential application of carbohydrate chemistry is as an injectable anti-necrosis drug for the prevention of necrosis and the treatment of ischemic conditions that may lead to necrosis.  We are developing this application under the name IPOXYN and a veterinary version called OXYFEX.  The drugs consist of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support.  The Company has not conducted any clinical trials to confirm the efficacy of, or filed any applications with the FDA with respect to, IPOXYN.  We are in the process of developing IPOXYN for pre-clinical studies, in order to conduct clinical trials and to file applications with the FDA as applicable.  We expect to file an investigational new drug (“IND”) application with the FDA in 2015, provided the Company receives adequate funding.  The Company expects to have access to a pilot-scale manufacturing facility with adequate capacity to produce IPOXYN for clinical trials and market introduction following European Medicines Evaluation Agency (EMEA) approval.  We intend to only utilize manufacturing facilities that it believes are fully compliant with Good Manufacturing Practices (GMP) as required by the regulatory authorities in Europe or the United States.

The Company has also completed the development of a carbohydrate based dietary supplement called SUGARDOWN®.  Both PAZ320 and SUGARDOWN® are currently manufactured in the United States at a GMP compliant facility.  In addition, the Company submitted a petition to file an Abbreviated New Drug Application (ANDA) for a new chewable dose form metformin with the FDA in June 2011.  In October 2012, the FDA approved the Company’s petition to file an ANDA for the new chewable dose form for the diabetes drug metformin hydrochloride.

Operations

The Company’s operations are primarily devoted to development of its lead product candidates.  We are focused on clinical development, business and commercialization activities.  Currently, key ongoing activities for PAZ320 include filing an IND with the FDA, and conducting ongoing clinical studies in France that are expected to be completed in the second quarter of 2014.  The Company is preparing to file an IND application for the pivotal study of PAZ320 in the summer of 2014.  The Company is also devoting time for the pre-clinical toxicity studies for IPOXYN and evaluating the pharmacological profile of the drug.  In addition to the above activities, we are preparing to submit the chemistry, manufacturing and controls (CMC) of PAZ320 to the FDA as part of our IND submission.

Intellectual Property and Market Exclusivity

Patents, trademarks, trade secrets, technological know-how and other proprietary rights are essential to our business.  Our patent portfolio covers three main areas, mannans, hemoglobin composition and methods of use, and taste making in chewable tablets.  The active ingredient in PAZ320 is a mannan. PAZ320 is a non-systemic, non-toxic, chewable drug candidate for treatment of Type 2 diabetes and its complications. PAZ320 inhibits the enzymes that release glucose from complex carbohydrates in foods during digestion, reducing the amount of available glucose absorbed through the intestine. PAZ320 is a proprietary fractionated mannan. Mannans are a group of plant-derived complex carbohydrates, or polysaccharides, which consist mainly of polymers of the sugar mannose. Some of the plants from which mannans are derived are guar, locust bean, fenugreek, barley and konjac. Published studies on mannans have shown that they possess significant biological activity ranging from inhibition of cholesterol absorption to promoting wound healing and inhibiting tumor growth. Studies have also shown that consuming mannan before a meal can lessen the rise in blood glucose after the meal. Therefore, supplementation with mannan may be beneficial in the management of diabetes by supporting healthy blood sugar levels. Intellectual property covering composition of mannans is used with PAZ320 and SUGARDOWN®.  IPOXYN is protected by the Hemoglobin compositions and methods of use patent application.  A third provisional application is directed to compositions and methods for taste masking that is useful in chewable pharmaceutical formulations.  We seek to strengthen our patent portfolio and increase market exclusivity as the Company progresses in its clinical development process.  During the development and commercial scale up of our products, the Company anticipates additional intellectual property will be realized from the creation of the CMC for each of its products.   The Company’s technology and products are protected by an intellectual property estate that consist of two international patent applications (PCT) and their related national stage applications, one provisional patent application and trademarks.

Key Strengths

We believe that the key elements for the Company’s market success include:

Experienced management:  David Platt, Ph.D., is a chemical engineer, a pioneer in designing drugs made from carbohydrates, and has more than 20 years of experience in the development of therapeutic drugs.  He is the inventor or co-inventor on a number of patents.  He has been substantially involved in the FDA approval process for several drugs, and we anticipate that his expertise shall be critical as we develop the Company’s drugs through the clinical trial and FDA approval process.  Boston Therapeutics is the third start-up company founded by Dr. Platt.  The first two are International Gene Group, which later became Prospect Therapeutics, and is now known as LaJolla Pharmaceuticals (OTC: LJPC), and Pro-Pharmaceuticals (now Galectin Therapeutics) (Nasdaq: GALT).  LJPC is applying its carbohydrate-based technologies in cancer and chronic kidney disease and GALT is focused on liver fibrosis and cancer. Their core technologies were either developed or co-developed by Dr. Platt.

Focus on Novel Therapeutic Opportunities Provided by Carbohydrates:  The Company is a pioneer focused on development of carbohydrate-based compounds to better manage blood glucose and anti-necrosis or hypoxia therapeutics.  As a result of its structural complexity, carbohydrates have not received as much scientific attention as nucleic acids and proteins.

Products are differentiated and address significant unmet needs:  Both of the Company’s lead product candidates are well differentiated diabetes formulations that address significant unmet medical needs.  Diabetes management remains a critical area of unmet need.  Increasingly, patients, physicians and the media are highlighting the deficiencies of current diabetes therapies and the growing population of affected individuals.  Diabetes is a large unsatisfied market.

A multiple product portfolio with a balanced risk reward profile:  The Company has two lead products at various stages of development and a dietary supplement product.  Accordingly, the Company is well positioned to become a competitive player in a large and growing market.  The PAZ320 product candidate has an excellent safety profile with minimal side effects and its non-systemic characteristic provides a targeted and safe method to treat diabetes.

Efficient development strategy:  The 505(b)(2) pathway lowers the risk of drug development.  The Company’s strategy of combining proven drug candidates with novel delivery methods and pharmaceutical compositions reduces clinical development time and costs and lowers regulatory risks, while delivering valuable products in areas of high unmet need to the market place.

Solid intellectual property and market protection:  The Company has secured a robust intellectual property portfolio comprised of patents, patent applications, and trademarks.

RISK FACTORS

An investment in the Company’s securities involves significant risks, including the risks described below.  You should carefully consider the risks described below in addition to the remainder of the Memorandum before purchasing the Securities.  The risks highlighted here are not the only ones that the Company faces.  For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations.  If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, prospects, financial condition or results of operations could be negatively affected, and you might lose all or part of your investment.

RISKS RELATED TO OUR BUSINESS

If we do not receive additional funding, we will have to curtail or cease operations.

We have incurred losses totaling $5.1 million since inception through September 30, 2013.  As of September 30, 2013, we had approximately $3.9 million cash on hand. The opinion of our independent registered public accountants on our audited financial statements as of and for the year ended December 31, 2012 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon raising capital from financing transactions. We raised approximately $5.6 million in gross proceeds in private and public placements in 2013.  To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.

Revenues generated from our operations are not presently sufficient to sustain our operations and we may not generate sufficient sales or other revenue from SUGARDOWN® alone to fund operations.  We will need additional capital to fully implement our business, operating and development plans.  However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all.  To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holders.  If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations.  If we fail to raise sufficient funds, we would have to curtail or cease operations.

Management has developed what it believes is a viable plan to continue as a going concern.  The plan relies upon our ability to obtain additional sources of capital and financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

We are a company with limited operating history which makes it difficult to evaluate our current business and future prospects.

We are a company with limited operating history, and our operations are subject to all of the risks inherent in establishing a new business enterprise.  The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new technologies or those subject to clinical testing, and the competitive and regulatory environment in which we will operate.  We have made initial sales of our SUGARDOWN® product as a dietary supplement and, while we expect to continue selling or licensing that product, we have no other products currently available for sale, and none are expected to be commercially available for at least eighteen months, if at all.  We may never obtain Food and Drug Administration (“FDA”) approval of our products in development and, even if we do so and are also able to commercialize our products, we may never generate revenue sufficient to become profitable.  Our failure to generate revenue and profit would likely cause our securities to decrease in value and/or become worthless.

Additional financing required to implement our business plan may not be available on favorable terms or at all, and we may have to accept financing terms that would adversely affect our shareholders.

We will need to continue to conduct significant research, development, testing and regulatory compliance activities for IPOXYN and to a lesser degree on PAZ320 that, together with projected general and administrative expenses, we expect will result in  operating losses for the foreseeable future.  We may not generate sales or other revenue from SUGARDOWN® alone to fund operations and will remain dependent on outside sources of financing until that time and we will need to raise funds from additional financing.  We have no commitments for any financing at this time, and any financing commitments may result in dilution to our existing stockholders.  We may have difficulty obtaining additional funding, and we may have to accept terms that would adversely affect our stockholders.  For example, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business.  Additionally, we may raise funding by issuing convertible notes, which if converted into shares of our common stock would dilute our then shareholders’ interests.  Lending institutions or private investors may impose restrictions on a future decision by us to make capital expenditures, acquisitions or significant asset sales.  If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing.  Our cash flow from operations may not be sufficient or we may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy.  As a result, adequate capital may not be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our products are based on novel, unproven technologies.

Our drug candidates in development are based on novel unproven technologies using proprietary carbohydrate compounds in combination with FDA approved drugs currently used in the treatment of diabetes, ischemia, anemia and trauma and other diseases.  Carbohydrates are difficult to synthesize, and we may not be able to synthesize carbohydrates that would be usable as delivery vehicles for the anti-hypoxia drugs we are working with or other therapeutics we intend to develop.  Although we have completed certain animal studies that we believe were successful, pre-clinical results in animal studies are not necessarily predictive of outcomes in human clinical trials.  Clinical trials are expensive, time-consuming and may not be successful.  They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the products necessary for an approved drug.  Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics.  Even if our products progress successfully through initial human testing, they may fail in later stages of development.  We may engage others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies.  These trials may not start or be completed as we forecast, or may not achieve desired results.

We may be unable to commercialize our products.

Even if our current and anticipated products achieve positive results in clinical trials, we may be unable to commercialize them.  Potential products may fail to receive necessary regulatory approvals, and such products, along with products that do not require regulatory approval, may be difficult to manufacture on a large scale, be uneconomical to produce, fail to achieve market acceptance, or be precluded from commercialization by proprietary rights of third parties.  Our inability to commercialize our products would substantially impair the viability of our company.

We are dependent upon our two officers for management and direction and the loss of these persons could adversely affect our operations and results.

We are dependent upon both Dr. David Platt and Mr. Ken Tassey for implementation of our proposed expansion strategy and execution of our business plan.  The loss of Dr. Platt or Mr. Tassey could have a material adverse effect upon its results of operations and financial position.  We do not maintain “key person” life insurance for Dr. Platt or Mr. Tassey.

Our lack of operating experience may cause us difficulty in managing our growth which could lead to our inability to implement our business plan.

We have limited experience in marketing and the selling of pharmaceutical products.  Any growth of our company will require us to expand our management and our operational and financial systems and controls.  If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We will depend on third parties to manufacture and market our products and to design trial protocols, arrange for and monitor the clinical trials, and collect and analyze data.

We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production.  In addition, we are not a party to any long-term agreement with any of our suppliers, and accordingly, we have our products manufactured on a purchase-order basis from one of two primary suppliers.  We will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis.  We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

In addition, we have limited experience in marketing, sales or distribution, and we recently hired an experienced sales and marketing executive to commercialize our pharmaceutical products.  We currently have an agreement with Advance Pharmaceutical Co. Ltd. to develop markets in Hong Kong, China, Macau and South Korea for SUGARDOWN®.  If we develop additional commercial products, we will need to rely on licensees, collaborators, joint venture partners or independent distributors to market and sell those products and we may need to rely on additional third parties to market our products.

Moreover, as we develop products eligible for clinical trials, we contract with independent parties to design the trial protocols, arrange for and monitor the clinical trials, collect data and analyze data.  In addition, certain clinical trials for our products may be conducted by government-sponsored agencies and will be dependent on governmental participation and funding.  Our dependence on independent parties and clinical sites involves risks including reduced control over the timing and other aspects of our clinical trials.

We are exposed to product liability, pre-clinical and clinical liability risks which could place a substantial financial burden upon us, should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products.  Such claims may be asserted against us.  In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks.  A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We currently maintain product liability insurance for SUGARDOWN®.  There is no guarantee that such insurance will provide adequate coverage against our potential liabilities.  Since we do not currently have any FDA-approved products or other formulations, we do not currently have any other product liability insurance covering commercialized products.  We may not be able to obtain or maintain adequate product liability insurance, when needed, on acceptable terms, if at all, or such insurance may not provide adequate coverage against our potential liabilities.  Furthermore, our current and potential partners with whom we have collaborative agreements or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have sufficient liquidity to satisfy any product liability claims.  Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

In addition, we may be unable to obtain or to maintain clinical trial or directors and officer’s liability insurance on acceptable terms, if at all.  Any inability to obtain and/or maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

If users of our proposed products are unable to obtain adequate reimbursement from third-party payers or if new restrictive legislation is adopted, market acceptance of our proposed products may be limited and we may not achieve revenues.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital.  For example, in certain international markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems.  While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

Our ability to commercialize our proposed products will depend in part on the extent to which appropriate reimbursement levels for the cost of our proposed formulations and products and related treatments are obtained by governmental authorities, private health insurers and other organizations, such as HMOs.  Third-party payers are increasingly challenging the prices charged for medical drugs and services.  Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products.

There are risks associated with our reliance on third parties for marketing, sales and distribution infrastructure and channels.

We expect that we will be required to enter into agreements with commercial partners to engage in sales, marketing and distribution efforts around our products in development.  We may be unable to establish or maintain third-party relationships on a commercially reasonable basis, if at all.  In addition, these third parties may have similar or more established relationships with our competitors.  If we do not enter into relationships with third parties for the sales and marketing of our proposed products, we will need to develop our own sales and marketing capabilities.

We may be unable to engage qualified distributors. Even if engaged, these distributors may:

●           fail to satisfy financial or contractual obligations to us;
●           fail to adequately market our products;
●           cease operations with little or no notice to us; or
●           offer, design, manufacture or promote competing formulations or products.

If we fail to develop sales, marketing and distribution channels, we could experience delays in generating sales and incur increased costs, which would harm our financial results.

We will be subject to risks if we seek to develop our own sales force.

If we choose at some point to develop our own sales and marketing capability, our experience in developing a fully integrated commercial organization is limited.  If we choose to establish a fully integrated commercial organization, we will likely incur substantial expenses in developing, training and managing such an organization.  We may be unable to build a fully integrated commercial organization on a cost effective basis, or at all.  Any such direct marketing and sales efforts may prove to be unsuccessful.  In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations.  Our marketing and sales efforts may be unable to compete against these other companies.  We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

If we are unable to convince physicians as to the benefits of our proposed products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require physicians to be informed regarding our proposed products and the intended benefits.  Inability to carry out this physician education process may adversely affect market acceptance of our proposed products.  We may be unable to timely educate physicians regarding our proposed products in sufficient numbers to achieve our marketing plans or to achieve product acceptance.  Any delay in physician education may materially delay or reduce demand for our products.  In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed products is created, if at all.

RISKS RELATED TO OUR INDUSTRY

We will need regulatory approvals to commercialize our products as drugs.

If we choose to offer PAZ320, IPOXYN, or any other product as a drug, we are required to obtain approval from the FDA to sell our products in the U.S. and from foreign regulatory authorities to sell our products in other countries.  The FDA’s review and approval process is lengthy, expensive and uncertain.  Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate to secure FDA approval.  Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated.  Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities.  The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices.  As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources.  The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process.  Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our product candidates, which would prevent, defer or decrease our receipt of revenues.  In addition, if we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data already obtained, or in the future obtained, from pre-clinical studies and clinical trials do not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials.  Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval.  A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials.  The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the potential drug, resulting in delays to commercialization, and could materially harm our business.  Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing.

Our competitive position depends on protection of our intellectual property.

Development and protection of our intellectual property are critical to our business.  All of our intellectual property has been invented and/or developed or co-developed by our CEO, Dr. David Platt.  If we do not adequately protect our intellectual property, competitors may be able to practice our technologies.  Our success depends in part on our ability to obtain patent protection for our products or processes in the U.S. and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are the first to make the inventions to be covered by our patent applications.  The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions.  The U.S. Patent and Trademark Office has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

Some or all of our patent applications may not issue as patents or the claims of any issued patents may not afford meaningful protection for our technologies or products.  In addition, patents issued to us or our licensors may be challenged and subsequently narrowed, invalidated or circumvented.  Patent litigation is widespread in the biotechnology industry and could harm our business.  Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we will require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored.  Currently, we do not have any scientific or technical employees.  We have consultants and a network of uniquely experienced researchers, clinicians and drug developers, some of whom have signed or been asked to sign agreements.

Products we develop could be subject to infringement claims asserted by others.

We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third party claiming infringement of its proprietary rights.  If we were not able to successfully defend our patents or licensed rights, we may have to pay substantial damages, possibly including treble damages, for past infringement.

We face intense competition in the biotechnology and pharmaceutical industries.

The biotechnology and pharmaceutical industries are intensely competitive.  We face direct competition from U.S. and foreign companies focusing on pharmaceutical products, which are rapidly evolving.  Our competitors include major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions.  Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do.  In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions.  Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours, or succeed in obtaining FDA or other regulatory approvals for product candidates before we do.  Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change.  Developments by others may render our proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors.  Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

As a company with nominal revenues engaged in the development of drug technologies, our resources are limited and we may experience technical challenges inherent in such technologies.  Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition.  Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our proposed products.  Our competitors may develop drugs that are safer, more effective or less costly than our proposed products and, therefore, present a serious competitive threat to us.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our proposed products, even if commercialized.  Many of our targeted diseases and conditions can also be treated by other medication.  These treatments may be widely accepted in medical communities and have a longer history of use.  The established use of these competitive drugs may limit the potential for our technologies, formulations and products to receive widespread acceptance if commercialized.

Health care cost containment initiatives and the growth of managed care may limit our returns.

Our ability to commercialize our products successfully may be affected by the ongoing efforts of governmental and third-party payers to contain the cost of health care.  These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient.  If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development.  In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Risks related to our Common Stock

Stock prices for pharmaceutical and biotechnology companies are volatile.

The market price for securities of pharmaceutical and biotechnology companies historically has been highly volatile, and the market from time-to-time has experienced significant price and volume fluctuations that are unrelated to the operating performance of such companies.  Fluctuations in the trading price or liquidity of our common stock may adversely affect, among other things, the interest in our stock by purchasers on the open market and our ability to raise capital.

We have a limited market for our common stock, which makes our securities very speculative.

Trading activity in our Common Stock is limited. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of our Common Stock.  There can be no assurance that a more active market for our Common Stock will develop, or if one should develop, there is no assurance that it will be sustained.  This could severely limit the liquidity of our Common Stock, and would likely have a material adverse effect on the market price of our Common Stock and on our ability to raise additional capital.

Investors may face significant restrictions on the resale of our common stock due to federal regulation of penny stocks.

Our Common Stock is currently quoted on the OTCQB under the symbol BTHE.  Our Common Stock is subject to the requirements of Rule 15(g)-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share.  Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction.  The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock.  Generally, the Commission defines a penny stock as any equity security not traded on a national exchange or quoted on NASDAQ that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it.  Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

We have not paid any cash dividends in the past and have no plans to issue cash dividends in the future, which could cause the value of our common stock to have a lower value than other similar companies which do pay cash dividends.

We have not paid any cash dividends on our Common Stock to date and do not anticipate any cash dividends being paid to holders of our Common Stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of the business, it is anticipated that any earnings will be retained to finance our future expansion.  As we have no plans to issue cash dividends in the future, our Common Stock could be less desirable to other investors and as a result, the value of our Common Stock may decline, or fail to reach the valuations of other similarly situated companies who have historically paid cash dividends in the past.

Our stock price may be volatile.

The market for our Common Stock is subject to wide fluctuations in response to several factors, including, but not limited to:

(1)           actual or anticipated variations in our results of operations;
(2)           our ability or inability to generate new revenues;
(3)           increased competition;
(4)           conditions and trends in the pharmaceutical industry and/or the market for our pharmaceutical products in general; and
(5)           changes in regulatory policies.

Further, our Common Stock is traded on the over the counter bulletin board, as is our intention, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

Future sales of our securities, or the perception in the markets that these sales may occur, could depress our stock price.

As of November 4, 2013 we had issued and outstanding approximately (i) 37,138,406 shares of Common Stock, (ii) Investor Warrants and Placement Agent Warrants collectively exercisable for 10,638,333 shares of Common Stock, (iii) other warrants exercisable for 995,000 shares of Common Stock, and (iv) outstanding stock options collectively exercisable for 5,886,400 shares of Common Stock.  These securities will be eligible for public sale only if registered under the Securities Act or if the stockholder qualifies for an exemption from registration under Rule 144 or other applicable exemption.  We believe that our stockholders are currently entitled to sell our shares pursuant to Rule 144 to the extent they satisfy the conditions thereunder.  An aggregate of 17,659,007 shares of outstanding Common Stock and 10,638,333 shares of Common Stock issuable upon exercise of outstanding Investor Warrants and Placement Agent Warrants are being registered for resale in this prospectus.  The market price of our capital stock could drop significantly if the holders of the shares being registered hereunder sell them or are perceived by the market as intending to sell them. Moreover, to the extent that additional shares of our outstanding stock are registered, or otherwise become eligible for resale, and are sold, or the holders of such shares are perceived as intended to sell them, this could further depress the market price of our Common Stock.  These factors could also make it more difficult for us to raise capital or make acquisitions through the issuance of additional shares of our Common Stock or other equity securities.

We have established “blank check” preferred stock which can be designated by the Company’s board of directors without shareholder approval.

The Company has authorized 5,000,000 shares of preferred stock. The shares of preferred stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company ("Board of Directors") prior to the issuance of any shares thereof.  The preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors.  Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company's shareholders, shareholders of the Company will have no control over what designations and preferences the Company's preferred stock will have.  If preferred stock is designated and issued, then depending upon the designation and preferences, the holders of the preferred stock may exercise voting control over the Company.  As a result of this, the Company's shareholders will have no control over the designations and preferences of the preferred stock and as a result the operations of the Company.

Our management and five significant shareholders collectively own a substantial majority of our common stock.

Collectively, our officers, our directors and five significant shareholders own or exercise voting and investment control of approximately 67% of our outstanding common stock.  As a result, investors may be prevented from affecting matters involving the Company, including:

● the composition of our Board of Directors and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;
● any determinations with respect to mergers or other business combinations;
● our acquisition or disposition of assets; and
● our corporate financing activities.

Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our stockholders.  This significant concentration of share ownership may also adversely affect the trading price for our common stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

Certain provisions of Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

The Delaware General Corporation Law contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.  We also are subject to the anti-takeover provisions of the Delaware General Corporation Law, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval.  The statutes have the effect of making it more difficult to effect a change in control of a Delaware company.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting.  The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming.  We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future.  Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective.  Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.  If our auditors or we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.  In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which may reduce our stock price.

During our assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 and September 30, 2013, management identified a material weakness in our internal control over financial reporting due to the fact that we did not have a process established to ensure adequate levels of review of accounting and financial reporting due to the fact that we did not have a process established to ensure adequate levels of review of accounting and financial reporting matters, which resulted in our closing process not identifying all  required adjustments in a timely fashion.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with any policies and procedures may deteriorate.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock by the selling stockholders. However, we may receive up to an aggregate of approximately $4.7 million (net of the Placement Agent’s fees) from the sale price of any Common Stock we sell to the selling stockholders upon exercise of the outstanding Investor and Placement Agent Warrants, assuming all warrants are exercised for cash.

We anticipate that any net proceeds from the sale of stock we sell to the selling stockholders upon exercise of outstanding warrants will be used for general corporate purposes. Such general purposes may include funding clinical trials, capital expenditures, and any other purposes that we may specify in any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

We may be unable to raise the capital we will need to maintain operations and fulfill our business objectives.

We are subject to extensive and costly regulation by the FDA, which must approve our product candidates in development and could restrict the sales and marketing of such products in development.

We may be unable to achieve commercial viability and acceptance of our proposed products.

We may be unable to improve upon, protect and/or enforce our intellectual property.

We may be unable to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates.

We are subject to significant competition.

As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Although we believe that our expectations are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in this prospectus and the documents incorporated by reference herein as anticipated, believed, estimated, expected or intended.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus and the documents incorporated by reference herein might not occur.

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates.  The Company’s management has significant flexibility and broad discretion in applying the net proceeds received in this Offering.  We cannot assure you that the Company’s financial performance estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, sooner than expected to meet our working capital requirements.  See “Risk Factors” If we do not receive additional funding, we will have to curtail or cease operations.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's Common Stock as of November 4, 2013, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of November 4, 2013, Boston Therapeutics had 37,138,406 shares of Common Stock outstanding. In general, “beneficial ownership” includes those shares that a stockholder has the power to vote or the power to transfer, and stock options and other rights to acquire Common Stock that are exercisable currently or become exercisable within 60 days. Unless otherwise indicated, the address for each person is Boston Therapeutics, Inc., 1750 Elm Street, Suite 103, Manchester, NH 03104.

Name and Address of Beneficial Owner	Number of Shares		Percent of Class (1)

David Platt (2)**	8,603,585	(3)	23.01%	(3)

Kenneth A. Tassey, Jr.(2)**	3,040,000		8.19%

Jonathan Rome 50 Tice Boulevard Suite A35 Woodcliff Lake, NJ 07677	3,966,333	(4)	9.95%	(4)

Offer Binder Via Armand Fedeli 121 Perugia PG 06132 Italy	2,000,000		5.39%

Advance Pharmaceutical Company Ltd.(5) Rm A 2- 3F, Dai Fu Street Tai Po Industrial Est. Tai Po, New Territories, Hong Kong	1,799,800	(5)	4.85%	(5)

CJY Holdings Limited	10,749,980	(6)	26.40%	(6)

Idan Sahar	1,999,996	(7)	5.29%

Dale H. Conaway(2)**	52,100	(8)	*%

Rom E. Eliaz(2)**	28,100	(9)	*%

Henry J. Esber(2)**	49,000	(10)	*%

Carl L. Lueders(2)**	55,000	(11)	*%

All Officers and Directors as a Group (6 persons)	11,827,785	(12)	31.49%	(12)

* Less than 1%

** Directors and Officers

(1)           Except as expressly stated, the percentages in the table are based on 37,138,406 shares of common stock outstanding as of November 4, 2013.

(2)           The business address for these individuals is 1750 Elm Street, Suite 103, Manchester, NH 03104.

(3)           Includes 520,000 shares owned by Dr. Platt's wife and 250,000 shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.  Excludes 20,000 shares held by Dr. Platt's daughter as to which Dr. Platt disclaims beneficial ownership.

(4)           Includes 2,083,333 shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.  Includes 625,000 shares issuable pursuant to an outstanding warrant to purchase common stock within 60 days after November 4, 2013.

(5)           Includes 1,799,800 shares owned by Sugardown Co., LTD., a wholly-owned subsidiary of Advance Pharmaceutical Company Ltd.

(6)           Includes 3,583,320 shares issuable pursuant to outstanding warrants to purchase common stock within 60 days after November 4, 2013.

(7)           Includes 666,664 shares issuable pursuant to outstanding warrants to purchase Common Stock within 60 days after November 4, 2013.

(8)    Includes 50,000 shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.

(9)    Includes 28,000 shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.

(10)      Includes 45,000 shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.

(11)          Includes 55,000 Shares issuable pursuant to an outstanding stock option within 60 days after November 4, 2013.

(12)          Includes 520,000 shares owned by Dr. Platt's wife and 428,000 shares issuable pursuant to outstanding stock options within 60 days after November 4, 2013.  Excludes 20,000 shares held by Dr. Platt's daughter as to which Dr. Platt disclaims beneficial ownership.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company’s principal executive officers or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company’s two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the “Named Executive Officers”).

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards (2)	Total Compensation
David Platt, Ph.D., Chief Executive Officer and Chief Financial Officer	2012	$2,500	$-	$72,081	$74,581
	2011	$-	$-	$-	$-
Kenneth A. Tassey, Jr., President	2012	$37,000	$-	$-	$37,000
	2011	$19,800	$-	$-	$19,800
Jonathan Rome, Chief Operating Officer (1)	2012	$-	$-	$1,514,067	$1,514,067
	2011	$-	$-	$-	$-

(1)           Mr. Rome became Chief Operating Officer of the Company in November 2012, and his employment with the Company terminated on September 30, 2013.

(2)           Consists of grants of stock options. Details of the options are set forth on the table titled “GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012” below.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2012, certain information regarding grants of plan-based awards to the named executive officers.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

Name	Award Type	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)	All Other Option Awards: Number of Securities Underlying Options (1)		Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
David Platt	Option	11/8/12	11/8/12	___	250,000		$0.50	$72,081

Jonathan Rome	Option	11/8/12	11/8/12	___	5,000,000	(4)	$0.50	$1,514,067

(1)
Stock options were granted with an exercise price equal to 100% of the fair market value on the date of grant. The stock options granted in 2012 carry an exercise price of $0.50 per share, the closing price of Boston Therapeutics, Inc.’s common stock on the grant date.

(2)
The dollar amounts in this column represent the grant date fair value of each stock option award granted to the named executive officers in 2012. These amounts have been calculated in accordance with ASC 718, using the Black-Scholes option-pricing model. Assumptions used in the calculation of these amounts are included in the notes to Boston Therapeutics, Inc.’s audited financial statements included in this Annual Report on Form 10-K for the year ended December 31, 2012.

(3)	Annual stock options were granted under our Amended and Restated 2011 Non-Qualified Stock Plan (the “2011 Plan”).

(4)	At the time that Mr. Rome’s employment with the Company was terminated on September 30, 2013, options to purchase 1,666,668 shares were vested.

Outstanding Equity Awards at December 31, 2012

The following table sets forth, for the fiscal year ended December 31, 2012, certain information regarding outstanding equity awards at fiscal yearend for the named executive officers.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL-YEAR END TABLE

	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Name
David Platt	250,000		—	$0.50	11/08/2019

Jonathan Rome	416,667	(1)	4,583,333(1)	$0.50	11/08/2017

(1)
In addition to the specific vesting schedule for each stock option award, each unvested stock option is subject to the general terms of the 2011 Plan including the potential for future vesting acceleration.

Option Exercises and Stock Vested in 2012

Our Named Executive Officers did not exercise any stock options during fiscal year 2012.

Director Compensation

The following table sets forth all compensation awarded to, earned by or paid to the non-employee directors in 2012 for service as directors:

Name	Fees Earned Or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dale H. Conaway, D.V.M	$-	-	$5,766	-	-	-	$5,766
Henry J. Esber, Ph.D.	$-	-	$5,766	-	-	-	$5,766
Rom E. Eliaz	$-	-	$5,766	-	-	-	$5,766
Carl L. Lueders	$-	-	$5,766	-	-	-	$5,766

(1)
The “Option Awards” column does not reflect non-qualified options to purchase an aggregate of 98,000 shares of the Company’s Common Stock at an exercise price of $0.50 for a period of 7 years granted effective January 1, 2013 and vesting on December 31, 2013 conditioned on the grantee having attended a minimum of 75% of the Board meetings in 2013 and subject to immediate vesting upon change of control.  These grants were made to compensate directors for their service in 2013.

All compensation paid to our employee directors is set forth in the tables summarizing executive officer compensation above.  For the 2012 fiscal year, non-employee directors were each granted a fully vested nonqualified stock option to purchase 20,000 shares of the Company’s common stock at an exercise price of $0.50 per share, which option expires on November 8, 2019, 7 years from the date of grant.

The amounts reported in “Option Awards” represent the aggregate grant date fair value of stock options awarded in each year in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (formerly Statement of Financial Accounting Standards (SFAS) No. 123R).  Assumptions used in the calculation of these amounts for the fiscal year ended December 31, 2012 are included in Note 5 “Stock Option Plan and Stock-Based Compensation” to the Company’s audited financial statements for the fiscal year ended December 31, 2012 included herein.

The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the directors will actually realize from the awards.  Whether, and to what extent, a director realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the director’s continued service.

Other than the grant of options for 2013 described in the table above, there are currently no agreements in effect entitling the non-employee directors to compensation.

Employment Contracts

In August 2011, Mr. Tassey entered into an employment contract with the Company, pursuant to which he is engaged to serve as President and Chief Operating Officer for annual compensation in the amount of $36,000.  In December 2012, the Company increased Mr. Tassey’s annual compensation to $60,000.   The terms of the employment contract include the following:

The employment agreement between the Company and Mr. Tassey provides for the lump-sum payment of 50% of Mr. Tassey’s annual salary then in effect in the event the agreement is terminated by the Company without cause other than as a result of the death or disability, which would result in a payment of $30,000 to Mr. Tassey based on his current salary level.  In the event of the termination of the agreement as a result of Mr. Tassey’s death or disability, he or his estate is entitled to receive payment of his salary for the balance of the month in which such termination occurs, which would result in a payment of no more than $5,000 to Mr. Tassey based on his then current salary level.  In both instances, Mr. Tassey is entitled to receive any unpaid non-discretionary bonus for the year prior to the year in which the termination occurs.

The employment agreement between the Company and Mr. Tassey further entitles Mr. Tassey to receive benefits on the same basis as employee benefits are generally made available to other senior executives of the Company, including among other items, health, life and disability insurance and participation in any non-discretionary executive bonus or similar plans.

The employment agreement between the Company and Mr. Tassey provides that if he is terminated without cause within 6 months after a change of control he is entitled to receive the lump-sum payment of 50% of Mr. Tassey’s annual salary then in effect in the event the agreement is terminated by the Company without cause other than as a result of the death or disability, which would result in a payment of $30,000 to Mr. Tassey based on his current salary level.  There are no material terms of the contract that provide for payments in connection with the resignation, retirement or other termination of Mr. Tassey or in connection with a change of control. In December 2012, the Compensation Committee approved an increase to Mr. Tassey’s monthly salary to $5,000.

Other than the agreement with Mr. Tassey described above, there currently are no employment or consulting contracts between the Company and its Named Executive Officers or Directors.  There are no arrangements or plans in which we provide pension, retirement or similar benefits for Named Executive Officers or Directors. Our Named Executive Officers and Directors receive stock options at the discretion of our Board of Directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our Named Executive Officers or Directors, except that stock options may be granted at the discretion of our Board of Directors from time to time.

Other than the agreements with Mr. Tassey described above, there are no arrangements between the Company and the Named Executive Officers that provide for payments in connection with the resignation, retirement or other termination of a Named Executive Officer or in connection with a change of control or any other arrangements with any Named Executive Officer with respect to termination of employment or change of control transactions.

Compensation Risk Assessment

We formed a Compensation Committee.  Prior to the formation of the committee, compensation decisions, including the contract with Mr. Tassey described above, were made by the full Board.  In setting compensation, the Compensation Committee considers (and the Board previously considered) the risks to the Company’s stockholders and to achievement of its goals that may be inherent in its compensation programs.  The Compensation Committee (and the Board previously) reviewed and discussed its assessment with management and outside legal counsel and concluded that the Company’s compensation programs are within industry standards and are designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company and do not incent employees to take unnecessary or excessive risks. We believe our compensation plans are appropriately structured and are not reasonably likely to result in a material adverse effect on the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as otherwise set forth herein, during the last two fiscal years, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest.  There are no transactions presently proposed, except as follows:

Between July 3, 2009 and May 7, 2012, David Platt, the Company’s CEO and CFO and Ken Tassey, President, loaned an aggregate of $297,820 to the Company and, prior to its merger with the Company, to Boston Therapeutics, Inc., a New Hampshire corporation (“BTHENH”), to fund start-up costs and current operations of the Company and BTHENH pursuant to a series of unsecured promissory notes.  The Company assumed BTHENH’s obligations on the notes issued by BTHENH to Dr. Platt when BTHENH merged into the Company in November 2009.  The notes carry interest at 6.5%.  The notes initially became due and payable at various times between March 31, 2011 and June 30, 2012.  On August 6, 2012, the maturity dates of each of the notes were extended to June 29, 2014.  On August 2, 2013, the maturity dates of each of the notes were extended to June 29, 2015.

DIRECTORS, EXECUTIVE OFFICERS, MANAGEMENT AND CORPORATE GOVERNANCE

Set forth below is information regarding our current directors.  Except as set forth below, there are no family relationships between any of our directors or executive officers.  Each director holds his office until he resigns or is removed and his successor is elected and qualified.

Name	Age	Position	Term as a Director
David Platt, Ph.D.	60	Chief Executive Officer, Chief Financial Officer Treasurer and Chairman	August 2009 to the Present
Kenneth A. Tassey, Jr.	52	President and Director	November 2010 to the Present
Dale H. Conaway, D.V.M.	58	Director	September 2009 to the Present
Rom E. Eliaz	42	Director	September 2009 to the Present
Henry J. Esber, Ph.D.	75	Director	December 2011 to the Present
Carl L. Lueders	63	Director	September 2009 to the Present

David Platt, Ph.D. is our Chief Executive Officer, Chief Financial Officer, Treasurer and Chairman.  He also served as our President from the inception of the Company in August 2009 through November 2010.  From 2001 to February 2009, Dr. Platt was Chief Executive Officer and Chairman of the Board of Directors of Pro-Pharmaceuticals, Inc., a public company with shares traded on the NYSE Alternext US (formerly the American Stock Exchange) that he co-founded and for which he was the co-developer of their core technology.  From 1995 to 2000, Dr. Platt was Chief Executive Officer and Chairman of the Board of Directors of SafeScience Inc., a Nasdaq-listed company he founded.  From 1992 to 1995, Dr. Platt was the Chief Executive Officer, Chairman of the Board and a founder of International Gene Group, Inc., the predecessor company to SafeScience.  Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute).  From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan.  Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry.

Kenneth A Tassey, Jr. is our President and a Director of the Company since November 2010, was President, CEO and co-founder of Boston Therapeutics, Inc., a New Hampshire corporation, from June 2009 until its acquisition by the Company in November 2010.  From March 2007 thru March 2009 Mr. Tassey was President of TKCI, a consultant for commercial finance projects.  From March 2005 thru June 2007 Mr. Tassey was President of Liberty Shore LLC, a consultant to businesses and commercial and residential lenders.  Mr. Tassey has a background in business management and operations.

Dale H. Conaway, D.V.M., a Director of the Company since September 2009, is the Chief Veterinary Medical Officer for the Office of Research Oversight, an office within the Veterans Health Administration under the U.S. Department of Veterans Affairs.  From 2001 to 2006, Dr. Conaway was the Deputy Regional Director (Southern Region).  From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture.  From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division.  From May 2001 to February 2009, Dr. Conaway was a director of Pro-Pharmaceuticals, Inc., a public company with shares traded on the NYSE Alternext US.  Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University.

Dr. Rom E. Eliaz, Ph.D., MBA, a Director of the Company since September 2009, has been a President and CEO of JJ Pharma Inc. since September 2009.  He has also been CEO and Managing Director of Elrom Ventures Corp. since May 2007 and a strategic partner in The Colmen Group since June 2009.  From January 2007 to October 2007 Dr. Eliaz was a Senior Director of Development at Intradigm Corp.  From March 2004 to December 2006 Dr. Eliaz was a Director of Development at Pfizer Inc. (Rinat Neuroscience).  Dr. Eliaz received his Ph.D. (cum laude) in Chemical Engineering and Biotechnology from the Weizmann Institute of Sciences and Ben-Gurion University.  He also holds M.Sc. (summa cum laude) in Chemical Engineering, and a B.Sc. in Chemical Engineering and Biotechnology, both from Ben-Gurion University.  He earned an M.B.A. (cum laude) from Harvard Business School and Boston University program at Ben Gurion University.

Henry J. Esber, Ph.D., a Director of the Company since December 2011, has been a Principal in Esber D&D consulting since 2005. From 2003 to 2005, Dr. Esber was a Senior Consultant, Business Development at Charles River Labs, Discovery and Development Services.  From 2005 to 2006, Dr. Esber was a consultant and from 2006, he was Senior Vice President and Chief Business Officer for Bio-Quant which he had co-founded. Dr. Esber was also the co-founder of BioSignature Diagnostics, Inc. and Advanced Drug Delivery, Inc.  From December 2009 to January 2013, Dr. Esber was a director of Apricus Biosciences, Inc., a public company with shares traded on the NASDAQ Capital Market.  From April 2006 to February 2009, Dr. Esber was a director of Pro-Pharmaceuticals, Inc., a public company with shares traded on the NYSE Alternext US.  He serves on the Scientific Advisory Boards of several biotechnology companies and is the author of more than 130 technical publications.  Dr. Esber has more than 35 years of experience in the areas of oncology/tumor immunology and immunotherapy as well as strong knowledge in the field of toxicology and regulatory affairs.  Dr. Esber received a B.S. degree in biology/pre-med from the College of William and Mary, an M.S. degree in public health and parasitology from the University of North Carolina, and a Ph.D. in immunology/microbiology from West Virginia University Medical Center.  Dr. Esber was previously a Director of the Company from September 2009 through December 2010.

Carl L. Lueders, a Director of the Company since September 2009, has a broad range of experience in finance, operations, short- and long-term planning, forecasting, performance measurement, SEC reporting, and controls. Mr. Lueders served as Chief Financial Officer (CFO) for Micronetics, Inc. a manufacturer of microwave and radio frequency products for commercial wireless, defense and aerospace applications from 2008 until August 2012 at which time Micronetics was sold.  Prior to that, he was CFO for Pro-Pharmaceuticals and before that CFO for R.F. Morse & Son, a privately held agri-based company.  Prior to that Mr. Lueders spent 22 years with publicly held Polaroid in various finance positions, including Vice President and Controller, Treasurer and acting Chief Financial Officer.  Mr. Lueders is a CPA and received his B.A. in Economics from the University of Massachusetts at Amherst and his M.B.A. from Babson College.

Our Directors are elected annually and each holds office until the annual meeting of the shareholders of the Company and until their respective successors are elected and qualified.  Our officers, including any officers we may elect moving forward, will hold their positions at the pleasure of the Board of Directors, absent any employment agreement.  In the event we employ any additional officers or directors of the Company, they may receive compensation as determined by the Company from time to time by vote of the Board of Directors.  Vacancies in the Board will be filled by majority vote of the remaining directors or in the event that our sole Director vacates his position, by our majority shareholders.  Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board of Directors.

Executive Officers

Set forth below is information regarding our current executive officers.  Except as set forth below, there are no family relationships between any of our executive officers and our directors.  Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns or is removed by the Board or his successor is elected and qualified.

Name	Age	Position	Term as an Officer
David Platt	60	Chief Executive Officer, Chief Financial Officer, Treasurer and Chairman	August 2009 to the Present
Kenneth A. Tassey, Jr.	52	President and Director	November 2010 to the Present

Management

Anthony Squeglia, Vice President of Strategic Planning, joined the Company in 2012.  He served as Chief Financial Officer of Pro-Pharmaceuticals, Inc. and Galectin Therapeutics, Inc. from 2007 to 2012.  From 2003 to 2007, Mr. Squeglia was Vice President of Investor Relations for Pro-Pharmaceuticals, Inc. and was instrumental in the Company’s listing on Amex, as well as in its fund-raising activities.  From 2001 to 2003, Mr. Squeglia was a Partner in JFS Advisors, a management consulting firm that delivered strategic services to entrepreneurial businesses that included raising funds, business planning, positioning, branding, marketing and sales channel development.  Previously, Mr. Squeglia helped to successfully launch an IPO for Summa Four, a telecommunications switching company and held senior management positions with Unisys, AT&T, ITT and Colonial Penn. Mr. Squeglia received an M.B.A. from Pepperdine University and a B.B.A. from The Wharton School, University of Pennsylvania.

Edward Shea, Vice President of Business Development joined the Company in 2013 and brings 25 years of bio-pharmaceutical experience in commercial development, marketing and sales, having most recently served as Sr. Eastern Area Sales director, ViroPharma, Inc. Mr. Shea's diverse experience includes more than 15 years of business development, marketing and sales leadership positions with Glaxo SmithKine and Salix Pharmaceuticals, as well as business development experience with two start up biopharmaceutical companies, ViroPharma and Critical Therapeutics. He holds a B.S in Business/Marketing and an M.B.A from Salve Regina University in Newport, RI.

Audit Committee

We have established an audit committee, which members are comprised of Carl Lueders, Dale Conaway and Henry Esber.  Mr. Lueders serves as the chairman of the audit committee. The audit committee is primarily responsible for reviewing the services performed by our independent auditors and evaluating our accounting policies and our system of internal controls.  Mr. Lueders serves as our “audit committee financial expert.”  The Company believes that while the members of the committee are collectively capable of analyzing and evaluating financial statements and understanding internal control over financial reporting and disclosure controls procedures, the Board of Directors has determined that only Mr. Lueders qualifies as an “audit committee financial expert” who is “independent” as defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

The Company has established a nominating and corporate governance committee, which members are comprised of Henry Esber, Dale Conaway, and Carl Lueders.  Mr. Esber acts as chairman of the nominating and corporate governance committee.  The functions of the nominating and corporate governance committee include the following:

●	identifying and recommending to the Board of Directors individuals qualified to serve as members of our Board of Directors and on the committees of the Board;

●	advising the Board with respect to matters of Board composition, procedures and committees;

●	developing and recommending to the Board a set of corporate governance principles applicable to us and overseeing corporate governance matters generally including review of possible conflicts and transactions with persons affiliated with directors or members of management; and overseeing the annual evaluation of the Board and our management.

Compensation Committee

The Company has established a compensation committee, which members are comprised of Carl Lueders, Dale Conaway and Henry Esber.  Mr. Lueders serves as the chairman of the compensation committee.  The compensation committee is primarily responsible for overseeing and administering our compensation plans and executive compensation matters.

The Board of Directors established each of the above-referenced committees in December 2011.  The Board is in the process of preparing charters for the committees but none of the committees currently has a formal charter.

DESCRIPTION OF BUSINESS

Overview

Boston Therapeutics, Inc. (, “we”, “us”, or the “Company”) is a clinical stage, publicly traded pharmaceutical Company that is focused on developing novel drug products that potentially address areas of high unmet medical needs in the treatment of diabetes.  The Company intends to realize its business objectives by leveraging its expertise in complex carbohydrate chemistry.  A core part of the Company’s strategy relies upon creating safe and efficacious drug formulations that can be added to existing diabetes drugs including oral medications and insulin products to treat diabetes patients.  Using this strategy, the Company expects to be eligible to begin Phase III trials for one of the Company’s lead products and complete pre-clinical development studies for another within twelve months.  The Company’s approach is expected to reduce overall clinical development risks and potentially develop valuable products in areas of unmet medical needs.

The Company’s strategy is to continue to leverage considerable industry experience, carbohydrate chemistry knowledge and development expertise to identify, develop and commercialize product candidates with strong market potential that can fulfill unmet medical needs in the treatment of diabetes and related medical conditions.  A significant intellectual property portfolio and expertise in the clinical process supports a pathway towards market exclusivity.

We   intend to seek and execute development relationships with parties that own complementary intellectual property and are capable of supporting the final stages of development of the Company’s products and their subsequent commercialization in the U.S. and in international markets.  We may seek to enter into agreements with third party distributors for U.S. and international sales.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is based on, and should be read in conjunction with the unaudited condensed consolidated financial statements and the notes thereto included elsewhere in this Form 10-Q .  This Quarterly Report on Form 10-Q contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue,” and similar expressions or variations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. The forward-looking statements in this Quarterly Report on Form 10-Q represent our views as of the date of this Quarterly Report on Form 10-Q. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this Report on Form 10-Q.

Overview

Boston Therapeutics, headquartered in Manchester, NH, (OTC: BTHE) is a leader in the field of complex carbohydrate chemistry. The Company's initial product pipeline is focused on developing and commercializing therapeutic molecules for diabetes: PAZ320, a non-systemic chewable complex carbohydrate-based, drug candidate designed to moderate post-meal blood glucose; IPOXYN, an injectable, anti-necrosis drug specifically designed to treat lower limb ischemia associated with diabetes; SUGARDOWN®, a non-systemic tablet  designed to reduce the post prandial glucose in the blood, and BTI -7, a new, chewable dose form of the diabetes drug metformin hydrochloride.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has limited resources and operating history. As shown in the accompanying financial statements, as of September 30, 2013, the Company has an accumulated deficit of approximately $5,001,000.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock. There can be no assurance that the Company will be successful in accomplishing its objectives. Without such additional capital, the Company may be required to cease operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Results of Operation

Three Months Ended September 30, 2013 compared to September 30, 2012

Revenue

Revenue for the three months ended September 30, 2013 was $217,520, an increase of $215,000 as compared to revenue of $2,520 for the three months ended September 30, 2012. The increase was primarily the result of shipments of SUGARDOWN® to one customer.

Gross Margin
Gross margin for the three months ended September 30, 2013 was $99,005 as compared to negative gross margin of ($6,600) for the three months ended September 30, 2012. The increase is primarily related to the shipment of product during the quarter. The negative gross margin for the three months ended September 30, 2012 was primarily the result of fixed overhead costs related to moving to a new fulfillment operations and manufacturing scale-up from small to production grade equipment exceeding revenue.

Research and Development
Research and development expense for the three months ended September 30, 2013 was $151,946, an increase of $125,830 as compared to $26,116 for the three months ended September 30, 2012. The increase is primarily the result of increased research and development activity in preparation for PAZ320’s Phase II trial in France and PAZ320’s Phase III international trial.

Sales and Marketing
Sales and marketing expense for the three months ended September 30, 2013 was $102,840, an increase of $9,321 or 10% as compared to $93,519 for the three months ended September 30, 2012. The expense consists primarily of costs incurred with third parties for product marketing and public relations.

General and Administrative
General and administrative expense for the three months ended September 30, 2013 was $954,261, an increase of $719,629 as compared to $234,632 for the three months ended September 30, 2012. Approximately $407,000 of the increase is related to stock-based compensation which includes $252,000 of expense due to the future vesting of options per the terms of a terminated employee’s employment agreement and expense associated with option grants during 2012 and 2013. Consulting and professional services increased $135,000 for investor relations and maintenance of the SUGARDOWN® website, accounting and legal professional fees increased $91,000 and payroll and payroll related expense increased $82,000 due to additional personnel.

Nine Months Ended September 30, 2013 compared to September 30, 2012

Revenue
Revenue for the nine months ended September 30, 2013 was $242,974, an increase of $219,224 as compared to revenue of $23,750 for the nine months ended September 30, 2012. The increase was the result of shipments of SUGARDOWN® to one customer primarily in the third quarter.

Gross Margin
Gross margin for the nine months ended September 30, 2013 was $68,550 as compared to negative gross margin of ($17,127) for the nine months ended September 30, 2012. The increase is primarily related to the shipment of product during the third quarter. The negative gross margin for the nine months ended September 30, 2012 was primarily the result of fixed overhead costs related to moving to a new fulfillment operations and manufacturing scale-up from small to production grade equipment exceeding revenue.

Research and Development
Research and development expense for the nine months ended September 30, 2013 was $200,428, an increase of $54,760 as compared to $145,668 for the nine months ended September 30, 2012. The increase is primarily the result of increased research and development activity in preparation for PAZ320’s Phase II trial in France and PAZ320’s Phase III international trial.

Sales and Marketing
Sales and marketing expense for the nine months ended September 30, 2013 was $251,236, an increase of $23,639 or 10% as compared to $227,597 for the nine months ended September 30, 2012. The expense consists primarily of costs incurred with third parties for product marketing and public relations.

General and Administrative
General and administrative expense for the nine months ended September 30, 2013 was $1,904,008, an increase of $1,405,405 as compared to $498,603 for the nine months ended September 30, 2012. Approximately $677,000 of the increase is related to stock-based compensation which includes $252,000 of expense due to the future vesting of options per the terms of a terminated employee’s employment agreement and expense associated with option grants during 2012 and 2013. Additionally, consulting and professional fees increased approximately $345,000 for investor relations and maintenance of the SUGARDOWN® website, payroll and related payroll expense increased $162,000 due to additional personnel, accounting and legal professional fees increased $114,000 due to increased business operations and rent expense increased $50,000 due to the new office facility.

Results of Operations

Year ended December 31, 2012

Revenue for the year ended December 31, 2012 was $42,254 compared to $4,112 in the prior year, an increase of $38,142 primarily because SUGARDOWN® was sold for a full year. Sales in 2012 included approximately $31,000 of sales to two customers for resale and approximately $11,200 of sales to individual customers through our website. Cost of goods sold for the year ended December 31, 2012 was $56,859 compared to $6,375 in the prior year, an increase of $50,484 primarily due to a full year of cost related to the sales of SUGARDOWN®. The Company’s negative gross profit is attributable to cost of goods sold outpacing sales as a result of additional fixed costs related to moving to a new fulfillment operation, and manufacturing scale-up from small to production grade equipment.

Research and development expense for the year ended December 31, 2012 was $178,938 compared to $194,276 in the prior year, a decrease of $15,338. Product development expense increased approximately $10,000 over the prior year and direct research and development expenses decreased approximately $25,000 compared to the prior year.

Sales and marketing expense for the year ended December 31, 2012 was $232,411 compared to $206,517 in the prior year, an increase of $25,894. Advertising and promotion costs increased approximately $35,000, marketing decreased approximately $11,000, travel increased approximately $8,000 and stock based compensation decreased approximately $6,000.

General and administrative expense for the year ended December 31, 2012 was $1,036,566 compared to $408,454 in the prior year, an increase of $628,112. The overall increase is primarily the result of consulting and investor relations expenses increased approximately $200,000, filing fees increased approximately $30,000, stock based compensation increased approximately $336,000 payroll expenses increased approximately $20,000 and rent expense increased approximately $17,000.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2013

As of September 30, 2013, we had cash of $3,863,556 and accounts payable and accrued expenses and other current liabilities of $342,321. During the interim period ended September 30, 2013, the Company raised $5,297,698 in private placements of unregistered common stock and warrants to purchase common stock. On August 2, 2013, the outstanding notes of $297,820 were amended to extend the maturity dates to June 29, 2015. We have received minimal revenues from the SUGARDOWN® product. We plan to seek additional capital through private placements and public offerings of our common stock. There can be no assurance that the Company will be successful in accomplishing its objectives.

Without such additional capital, the Company may be required to cease operations.

We anticipate that our cash resources will be sufficient to fund our operations into the near term. However, changes may occur that would cause us to consume our existing capital prior to that time, including the scope and progress of our research and development efforts. Additionally, actual costs may ultimately vary from our current expectations, which could materially impact our use of capital and our forecast of the period of time through which our financial resources will be adequate to support our operations.

Our CEO also contributed a provisional patent, a patent and know-how to the Company. We intend to use these and other assets to attract investors in order to raise the capital required to fund operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. In the future, we may be required to seek additional capital by selling debt or equity securities, and we may be required to cease operations, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our investors.

CRITICAL ACCOUNTING POLICIES

See Note 1 Summary of Significant Accounting Policies, of the Notes to Condensed  Financial Statements herein for a discussion of critical accounting policies.

PROPERTIES

We currently do not own any real property.  We currently lease approximately 3,100 square feet of office space with access to common areas located at 1750 Elm Street, Suite 103, Manchester, NH 03104 on a five-year lease that expires on March 31, 2018.  As a result of this the Company currently pays $4,878 per month for its space; and its rental payments will increase annually to $5,591 per month for the one year lease period ending through March 31, 2018.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

DESCRIPTION OF UNITS AND CAPITAL STOCK

The total authorized shares of capital stock of the Company currently consists of (1) 200,000,000 shares of Common Stock, par value $0.001 per share, and (2) 5,000,000 shares of preferred stock, par value $0.001 per share.  At the close of business on November 4, 2013, 37,138,406 shares of our Common Stock were issued and outstanding.  We are authorized under our 2010 Stock Option Plan to issue options to purchase up to 7,500,000 shares of our Common Stock and we are authorized under our 2011 Stock Option Plan to issue 17,500,000 shares of our Common Stock.  As of September 30, 2013, stock options were granted to purchase 5,886,400 shares of Common Stock from our 2010 and 2011 Plans at a weighted average exercise price of $0.42 per share outstanding.  As of November 4, 2013, there are (i) warrants to purchase 995,000 shares of Common Stock at a weighted average exercise price of $1.00 (ii) investor warrants to purchase 8,829,484 shares of Common Stock at an exercise price of $0.50 per share and (iii) Placement Agent Warrants to purchase 1,808,849 shares of Common Stock at an exercise price of $0.30 per share outstanding.

Common Stock

Each share of our Common Stock entitles the holder to receive notice of and to attend all meetings of our stockholders with the entitlement to one vote.  Holders of Common Stock are entitled, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares ranking in priority to the Common Stock, to receive any dividend declared by the board of directors.  If the Company is voluntarily or involuntarily liquidated, dissolved or wound-up, the holders of Common Stock will be entitled to receive, after distribution in full of the preferential amounts, if any, all of the remaining assets available for distribution ratably in proportion to the number of shares of Common Stock held by them.  Holders of Common Stock have no redemption or conversion rights.  The rights, preferences and privileges of holders of shares of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock issued and outstanding or that we may designate and issue in the future.

Dividends

We have not paid any cash dividends on our Common Stock and do not plan to pay any such dividends in the foreseeable future.  We currently intend to use all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Preferred Stock

Our authorized preferred stock consists of 5,000,000 shares of preferred stock, par value $0.001 per share.  As of the date of this prospectus, no shares of preferred stock have been issued. Our board of directors has the authority, without any vote or action by the shareholders, to create one or more series of preferred stock up to the limit of our authorized but unissued shares of preferred stock and to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series and the relative participating, option or other special rights (if any), and any qualifications, preferences, limitations or restrictions pertaining to such series which may be fixed by the board of directors pursuant to a resolution or resolutions providing for the issuance of such series adopted by the board of directors.

Warrants

At November 4, 2013, the following warrants were outstanding:

Investor Warrants:

Warrants to purchase 8,829,484 shares of common stock at an exercise price of $0.50 per share. All of the warrants are currently exercisable. Warrants to purchase an aggregate of 3,333,320 shares of Common Stock expire on July 23, 2018.  Warrants to purchase an aggregate of 1,414,113 shares of Common Stock expire on August 6, 2018.  Warrants to purchase an aggregate of 1,130,223 shares of Common Stock expire on August 30, 2018.  Warrants to purchase an aggregate of 2,951,828 shares of Common Stock expire on September 30, 2018.  Upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

The Company may call the Investor Warrants for redemption if during the period commencing on the initial exercise date of the Warrants and ending on their expiration date, the volume weighted average price of the our common stock reported by Bloomberg LP is at or above $2.00 for 15 consecutive trading days.  In the 45 days following the redemption call (the “Redemption Term”), holders of the Investor Warrants may choose to exercise the Investor Warrants or a portion of their respective Investor Warrants by paying the then applicable exercise price of the Investor Warrants for every share exercised and any Investor Warrants subject to the call that are unexercised at the end of the Redemption Term shall be cancelled.  The Company may call the Investor Warrants only with respect to those shares issuable upon exercise of Investor Warrants which are covered by an effective registration statement at the time of the call through to the end of the Redemption Term.

Placement Agent Warrants:

Warrants to purchase 1,808,849 shares of Common Stock at an exercise price of $0.30 per share.  All of the Placement Agent Warrants are currently exercisable and expire on August 30, 2018. Upon the expiration of the Warrant exercise period, the Warrants will expire and become void.

Other Warrants:

The Company has issued warrants to certain investors and to consultants after purchase of the aggregate of 995,000 shares of Common Stock; all of these warrants are exercisable at prices between $1.00 and $1.15 per share (“Other Warrants”).

The exercise price and number of shares of Common Stock to be received upon the exercise of the Investor Warrants, Placement Agent Warrants and Other Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or recapitalization.

Holders of the Investor Warrants and Placement Agent Warrants have no voting, pre-emptive, subscription or other rights of shareholders in respect of the Investor Warrants, Placement Agent Warrants and Other Warrants, nor shall the holders of such warrants be entitled to receive dividends.

Registration Rights

Between July 23, 2013 and September 30, 2013, the Company entered into and conducted multiple closings under a Securities Purchase Agreement with certain accredited investors in a private offering, referred to as a Private Investment in Public Equity (PIPE) offering for an aggregate of (i) 17,659,007 shares of Common Stock and (ii) Investor Warrants to purchase an aggregate of 8,829,484 shares of Common Stock at an exercise price of $0.50 per share.  The Placement Agent also received Placement Agent Warrants to purchase 1,808,849 shares of Common Stock at an exercise price of $0.30 per share.

The investors in the PIPE offering are entitled to have the 17,829,007 shares of Common Stock they purchased in the PIPE offering and the 8,829,484 shares of Common Stock issuable upon exercise of the Investor Warrants registered under the Securities Act pursuant to the terms and subject to the conditions set forth in a Registration Rights Agreement entered into among the Company and such holders. Registration of these shares under the Securities Act would result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration statement.  The Placement Agent is also entitled to have shares of Common Stock issuable upon exercise of the Placement Agent Warrants registered under the Securities Act pursuant to the terms and subject to the conditions set forth in the Registration Rights Agreement.

Pursuant to a registration rights agreement, the Company has agreed to file this registration statement covering the resale of the shares of Common Stock issued in the PIPE offering and issuable upon the exercise of the Investor Warrants and the Placement Agent Warrants, by the investors in the PIPE offering and the Placement Agent respectively no later than November 14, 2013, and to use best efforts to have such registration statement declared effective on or before sixty (60) days following the initial filing date of the registration statement of which this prospectus forms a part (the “Filing Date”) (in case of no SEC review) or one hundred eighty (180) days following the Filing Date (in the case of an SEC review). If the Company does not cause the registration statement to be declared effective by the applicable deadline and the delay is not solely caused by publicly-available written or oral guidance, comments, requirements or requests of the Commission staff with respect to rules under the Securities Act limiting the number of shares that can be included on the registration statement,  then each selling shareholder will be entitled to liquidated damages, payable in cash equal to 1% of the aggregate purchase price paid by such selling shareholder for the securities, and an additional 1% for each month that the Company does not cause the registration statement to be declared effective.  Notwithstanding the foregoing, in no event shall liquidated damages exceed 6% of the aggregate gross proceeds of the offering to the selling shareholders.  The investors and the Placement Agent shall have piggyback registration rights with respect to any portion of the shares of Common Stock that they are entitled to have registered under this registration statement that are not included in this registration statement.

Resale of Restricted Securities

Rule 144

Rule 144 provides an exemption from registration under the Securities Act of 1933 for sales by holders of "restricted securities" (i.e., securities acquired directly or indirectly from the issuer or an affiliate of the issuer in a transaction or chain of transactions not involving a public offering) and for sales of "control securities" (i.e., securities held by affiliates, regardless of how they acquired them).

In February 2008, amendments to Rule 144 under the Securities Act of 1933 that substantially liberalized the rules governing the resale of securities issued in private transactions or held by affiliates became effective. The amendments shortened the holding periods for restricted securities of public companies, significantly reduced the conditions applicable to sales of restricted securities by non-affiliates, and modified other aspects of the rules.

Under amended Rule 144, holders of restricted securities of reporting companies (i.e., companies that have been subject to public reporting requirements for at least 90 days before the sale) are able to sell their securities after holding them for only six months, subject to specified conditions. Sales under Rule 144 may also limited by manner of sale provisions and notice requirements and to the availability of current public information about the combined company.

Sales by Non-Affiliates under Rule 144

After six months but prior to one year from the date of acquisition of securities from the issuer or an affiliate of the issuer, non-affiliates of reporting companies may resell those securities under Rule 144 subject only to the current public information requirement described below. They will not have to file a Form 144, follow manner-of-sale requirements, or stay within the volume limitations. After holding securities for one year, non-affiliates of both reporting and non-reporting companies may resell those securities freely without any additional conditions under Rule 144.

Sales by Affiliates

In general, affiliates are subject to all of the requirements under Rule 144.

           · Current public information. There must be adequate current public information available about the issuer. Reporting companies must have been subject to public reporting requirements for at least 90 days immediately before the Rule 144 sale and must have filed all required reports (other than Forms 8-K) during the 12 months (or shorter period that the company was subject to public reporting) before the sale. For non-reporting companies (including companies that have been subject to the public reporting requirements for less than 90 days), certain other specified public information must be available.

           · Holding period. Restricted securities must be held for at least six months before they may be sold (securities issued in registered transactions are not subject to a holding period). The holding period for restricted securities of non-reporting companies is one year.

           · Volume limitations. For equity securities, in any three-month period, re-sales may not exceed a sales volume limitation equal to the greater of (i) the average weekly trading volume for the preceding four calendar weeks, or (ii) one percent of the outstanding securities of the class.  The volume limitation for debt securities permits the sale of up to 10% of a tranche or class of debt securities in any three-month period. However, since our shares are quoted on the OTC Bulletin Board, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based trading volume provision described in clause (i) above.  If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based trading volume provision.  Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume provision described in clause (ii) above.

           · Manner-of-sale requirements. Resales of equity securities must be made in unsolicited "brokers' transactions" or transactions directly with a "market maker" and must comply with other specified requirements.  Equity securities may be sold in "riskless principal transactions" (in addition to "brokers' transactions" and transactions directly with a "market maker").

           · Filing of Form 144. The seller must file a Form 144 if the amount of securities being sold in any three-month period exceeds the lesser of 5,000 shares or $50,000 in aggregate sales price.

SELLING STOCKHOLDERS

The following table sets forth as of November 4, 2013, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholder (or any of them), or that will be held after completion of the resales.  In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except as set forth below, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.  Except as set forth below, each of the selling stockholders has advised the Company that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

Holder	Shares of Common Stock Beneficially Owned Before Offering	%	Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After Offering	%
CJY Holdings Limited (3)	10,749,980	26.40%	9,999,980	750,000	2.01%
Jan Backvall (4)	122,501	*	122,501	0	*
Kenneth P. Black (5)	500,000	1.34%	500,000	0	*
Richard Burgess (6)	100,001	*	100,001	0	*
Mark Butt (7)	375,000	1.01%	375,000	0	*
Scott L. Byer (8)	95,001	*	95,001	0	*
David Cantwell (9)	137,501	*	137,501	0	*
Bruno J. Casatelli (10)	1,249,998	3.33%	1,249,998	0	*
Kerston Coombs (11)	210,000	*	210,000	0	*
Benoit Dumont (12)	35,001	*	35,001	0	*
Sterne Agee & Leach Inc C/F David W. Frost IRA (13)	250,000	*	250,000	0	*
Walter W. Gloyer (14)	250,002	*	250,002	0	*
John R. Gould (15)	249,825	*	249,825	0	*
Bryan J. Hanks & Michelle B. Hanks JTWROS (16)	125,001	*	125,001	0	*
Garfield W. Hardeman (17)	400,000	1.07%	400,000	0	*
Robert M. Henely (18)	125,001	*	125,001	0	*
Lawrence Solomon Revocable Living Trust Lawrence Solomon TTE (19)	250,000	*	250,000	0	*
William Allan Lucier (20)	125,001	*	125,001	0	*

Fernando Malvido Olascoaga (21)	125,001	*	125,001	0	*
Pershing Nominees LTD: IMCLT (22)	125,001	*	125,001	0	*
Sterne Agee & Leach Inc C/F John L. Sommer IRA (23)	250,000	*	250,000	0	*
Brendan Sullivan (24)	100,001	*	100,001	0	*
Sandra F. Tomlinson (25)	100,001	*	100,001	0	*
Pedro B. Torres (26)	55,001	*	55,001	0	*
Lee Westwood (27)	125,001	*	125,001	0	*
John Bennett Williamson (28)	75,000	*	75,000	0	*
Dr. Gurpreet S. Ahluwalia (29)	125,001	*	125,001	0	*
James Allenden (30)	20,001	*	20,001	0	*
Lester Alvis & Rajinder Kaur JTWROS (31)	130,001	*	130,001	0	*
Julian Archer & Ingrid E. Archer Van Den Berg JTWROS (32)	60,000	*	60,000	0	*
Michael B. Carroll Sheila J. Carroll JTWROS (33)	499,999	1.34%	499,999	0	*
Sten Anders Fellman (34)	499,999	1.34%	499,999	0	*
Hicks Foods LTD. (35)	49,001	*	49,001	0	*
Douglas E. Jasek (36)	250,000	*	250,000	0	*
Michael C. Karsonovich (37)	166,668	*	166,668	0	*
Robert John Kline-Schoder Rev Living Trust Dtd 1-27-95 Robert Kline-Schoder & Barbara Kline-Schoder TTEES (38)	250,000	*	250,000	0	*
Robert B. Koplowitz (39)	50,001	*	50,001	0	*
Roberto Mendez Eliana Cardenas JTWROS (40)	75,000	*	75,000	0	*
Sterne Agee & Leach Inc C/F Brian Mark Miller Roth IRA (41)	499,999	1.34%	499,999	0	*
William J. Solloway (42)	90,000	*	90,000	0	*
Timothy Wieghaus (43)	125,001	*	125,001	0	*
Daniel P. Wikel (44)	375,000	1.01%	375,000	0	*
Georges Zanellato (45)	125,001	*	125,001	0	*
Sterne Agee & Leach Inc C/F Dr Gary W Chmielewski IRA (46)	65,001	*	65,001	0	*
David W. Frost (47)	499,999	1.34%	499,999	0	*
Alan Greenhalgh & Angela Greenhalgh JTWROS (48)	1,249,998	3.37%	1,249,998	0	*
Robert R. Hair (49)	100,001	*	100,001	0	*

Steven A. Hobbs (50)	125,001	*	125,001	0	*
Island Capital Nominees LTD (51)	749,999	2.01%	749,999	0	*
Sterne Agee & Leach Inc C/F Ralph Wallis Kettell II SEP IRA (52)	93,000	*	93,000	0	*
Steve Octaviano (53)	250,000	*	250,000	0	*
Stuart R. Oliver (54)	250,000	*	250,000	0	*
Sterne Agee & Leach Inc C/F Art Sadin IRA (55)	499,999	1.34%	499,999	0	*
Art Sadin (56)	250,000	*	250,000	0	*
Eric Shapiro & Lynn Shapiro JTIC (57)	125,001	*	125,001	0	*
Jonathan Steinhouse (58)	175,001	*	175,001	0	*
Brett A. Verona (59)	25,001	*	25,001	0	*
Timothy Williams (60)	250,000	*	250,000	0	*
Sterne Agee & Leach Inc C/F Nabil M Yazgi R/O IRA (61)	75,000	*	75,000	0	*
Nabil M. Yazgi (62)	150,000	*	150,000	0	*
Gary W. Chimielewski Monica R. Chmielewski JTWROS (63)	60,000	*	60,000	0	*
Benjamin Hasty (64)	125,001	*	125,001	0	*
Rafael Penunuri (65)	50,001	*	50,001	0	*
Earl R. Richardson (66)	250,000	*	250,000	0	*
Sterne Agee & Leach Inc C/F Edwin A Schermerhorn Roth IRA (67)	125,001	*	125,001	0	*
Idan Sahar (68)	1,999,996	5.37%	1,999,996	0	*
Buff Trust (69)	289,416	*	289,416	0	*
Garnett Trust(70)	289,416	*	289,416	0	*
Laidlaw Holdings Ltd.(71)	91,455	*	91,455	0	*
Brian M. Robertson(72)	5,000	*	5,000	0	*
Kevin R. Wilson(73)	68,000	*	68,000	0	*
Richard G. Michalski(74)	7,500	*	7,500	0	*
Michael J. Murray(75)	7,500	*	7,500	0	*
John-Paul Eitner(76)	10,167	*	10,167	0	*
Henry Oliver McCormack(77)	10,166	*	10,166	0	*
Christopher J. Oppito(78)	4,500	*	4,500	0	*
Timothy C. Behr(79)	4,500	*	4,500	0	*
Craig A. Bonn(80)	4,700	*	4,700	0	*
Robert N. Rotunno(81)	4,700	*	4,700	0	*
Stephen C. Hamilton(82)	33,890	*	33,890	0	*
Patrick Maddren(83)	41,650	*	41,650	0	*
Jean-Pierre Ayala(84)	22,997	*	22,997	0	*
Luis Marquez(85)	16,250	*	16,250	0	*
Ross McKendrick(86)	1,250	*	1,250	0	*
Joseph Fedorko(87)	7,500	*	7,500	0	*
James Provenzano(88)	833	*	833	0	*
Hugh J. Marasa Jr. (89)	11,784	*	11,784	0	*
Robert Bonaventura(90)	11,783	*	11,783	0	*
Christopher Kane(91)	7,500	*	7,500	0	*
Francis Ryan Smith(92)	26,380	*	26,380	0	*
Ryan Turcotte(93)	17,825	*	17,825	0	*
Aparna Beeram(94)	47,532	*	47,532	0	*
Xiaowei Zhou(95)	26,737	*	26,737	0	*
Hugh Regan(96)	50,928	*	50,928	0	*
Sandesh Seth(97)	271,732	*	271,732	0	*
James Ahern(98)	207,629	*	207,629	0	*
Matthew D. Eitner(99)	207,629	*	207,629	0	*
Shs Outstanding at 11/4/13	37,138,406
* Less than one percent

(1)
This table is based upon information supplied by the selling shareholder. The number and percentage of shares beneficially owned are based on an aggregate of 37,138,406 shares of our common stock outstanding as of November 4, 2013 and, to the extent applicable, the warrants to purchase common stock held by the persons for whom such number and percentage is being calculated.

(2)
Because each of the selling shareholders identified in this table may sell some, all or none of the shares owned by it that are registered under this registration statement, and because, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares registered hereunder, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling shareholders at the time of this registration statement. Therefore, we have assumed for purposes of this table that each of the selling shareholders will sell all of the shares beneficially owned by it.

(3)	Includes 3,583,320 shares issuable upon exercise of Investor Warrants.
(4)	Includes 40,834 shares issuable upon exercise of Investor Warrants.
(5)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(6)	Includes 33,334 shares issuable upon exercise of Investor Warrants.
(7)	Includes 125,000 shares issuable upon exercise of Investor Warrants.
(8)	Includes 31,667 shares issuable upon exercise of Investor Warrants.
(9)	Includes 45,834 shares issuable upon exercise of Investor Warrants.
(10)	Includes 416,665 shares issuable upon exercise of Investor Warrants.
(11)	Includes 70,000 shares issuable upon exercise of Investor Warrants.
(12)	Includes 11,667 shares issuable upon exercise of Investor Warrants.
(13)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(14)	Includes 83,334 shares issuable upon exercise of Investor Warrants.
(15)	Includes 83,275 shares issuable upon exercise of Investor Warrants.
(16)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(17)	Includes 133,333 shares issuable upon exercise of Investor Warrants.
(18)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(19)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(20)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(21)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(22)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(23)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(24)	Includes 33,334 shares issuable upon exercise of Investor Warrants.
(25)	Includes 33,334 shares issuable upon exercise of Investor Warrants.
(26)	Includes 18,334 shares issuable upon exercise of Investor Warrants.
(27)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(28)	Includes 25,000 shares issuable upon exercise of Investor Warrants.
(29)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(30)	Includes 6,667 shares issuable upon exercise of Investor Warrants.
(31)	Includes 43,334 shares issuable upon exercise of Investor Warrants.
(32)	Includes 20,000 shares issuable upon exercise of Investor Warrants.
(33)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(34)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(35)	Includes 16,334 shares issuable upon exercise of Investor Warrants.
(36)	Includes 83,333 shares issuable upon exercise of Investor Warrants.

(37)	Includes 55,556 shares issuable upon exercise of Investor Warrants.
(38)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(39)	Includes 16,667 shares issuable upon exercise of Investor Warrants.
(40)	Includes 25,000 shares issuable upon exercise of Investor Warrants.
(41)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(42)	Includes 30,000 shares issuable upon exercise of Investor Warrants.
(43)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(44)	Includes 125,000 shares issuable upon exercise of Investor Warrants.
(45)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(46)	Includes 21,667 shares issuable upon exercise of Investor Warrants.
(47)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(48)	Includes 416,665 shares issuable upon exercise of Investor Warrants.
(49)	Includes 33,334 shares issuable upon exercise of Investor Warrants.
(50)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(51)	Includes 249,999 shares issuable upon exercise of Investor Warrants.
(52)	Includes 31,000 shares issuable upon exercise of Investor Warrants.
(53)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(54)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(55)	Includes 166,666 shares issuable upon exercise of Investor Warrants.
(56)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(57)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(58)	Includes 58,334 shares issuable upon exercise of Investor Warrants.
(59)	Includes 8,334 shares issuable upon exercise of Investor Warrants.
(60)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(61)	Includes 25,000 shares issuable upon exercise of Investor Warrants.
(62)	Includes 50,000 shares issuable upon exercise of Investor Warrants.
(63)	Includes 20,000 shares issuable upon exercise of Investor Warrants.
(64)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(65)	Includes 16,667 shares issuable upon exercise of Investor Warrants.
(66)	Includes 83,333 shares issuable upon exercise of Investor Warrants.
(67)	Includes 41,667 shares issuable upon exercise of Investor Warrants.
(68)	Includes 666,664 shares issuable upon exercise of Investor Warrants.
(69)	Includes 289,416 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(70)	Includes 289,416 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(71)	Includes 91,455 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(72)	Includes 5,000 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(73)	Includes 68,000 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(74)	Includes 7,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(75)	Includes 7,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(76)	Includes 10,167 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(77)	Includes 10,166 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(78)	Includes 4,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(79)	Includes 4,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(80)	Includes 4,700 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(81)	Includes 4,700 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(82)	Includes 33,890 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(83)	Includes 41,650 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(84)	Includes 22,997 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(85)	Includes 16,250 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(86)	Includes 1,250 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(87)	Includes 7,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(88)	Includes 833 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(89)	Includes 11,784 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(90)	Includes 11,783 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(91)	Includes 7,500 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(92)	Includes 26,380 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(93)	Includes 17,825 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(94)	Includes 47,532 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(95)	Includes 26,737 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(96)	Includes 50,928 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(97)	Includes 271,732 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(98)	Includes 207,629 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.
(99)	Includes 207,629 shares issuable upon exercise of the Placement Agent Warrants. Associated with Laidlaw & Company (UK) Ltd., a registered broker-dealer.

In a series of closings between July 23, 2013 and September 30, 2013, the Company entered into and closed a Unit Purchase Agreement with certain accredited investors in a private offering, referred to as a PIPE offering for an aggregate of (i) 17,659,007 shares of Common Stock and (ii) five-year Investor Warrants to purchase an aggregate of 8,829,484 shares of Common Stock at an exercise price of $0.50 per share, which resulted in gross proceeds to the Company of approximately $5.3 million. In connection with the PIPE offering, the Company issued warrants to the Placement Agreement for the purchase of 1,808,849 shares at an exercise price of $0.30 per share.  In connection with the PIPE offering, the Company entered into a Registration Rights Agreement requiring the Company to register for resale the shares of Common Stock purchased by the investors and the shares of Common Stock underlying the Investor Warrants purchased by the investors.

PLAN OF DISTRIBUTION

Each Selling Stockholder (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Director Independence

Four of the members of the board of directors are “independent” as defined under the rules of the NASDAQ Stock Market.

Provisions of the Company’s Charter or By-Laws which would delay, deter or prevent a change in control of the Company

There are no special provisions of the Company’s Certificate of Incorporation or By-Laws which would specifically delay, deter or prevent a change in control of the Company. Additionally, the Company has 5,000,000 shares of preferred stock authorized and undesignated. Shares of preferred stock designated by our Board of Directors in the future may have voting powers superior to our common stock, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. Such preferred stock, if authorized in the future, may contain provisions (including voting rights) which could delay, deter or prevent a change in control of the Company.

MARKET FOR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

No established public trading market exists for our common stock. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

Holders of Common Stock

As of the date of this prospectus, we have approximately 1,700 holders of record of our Common Stock. The number of record holders does not include persons, if any, who hold our Common Stock in nominee or “street name” accounts through brokers. Our primary stockholders are Dr. David Platt, our chairman of the board, chief executive officer and chief financial officer who holds 7,833,385 shares of our Common Stock, Kenneth Tassey, our President, who holds 3,040,000 shares of our Common Stock, CJY Investments, which holds 7,166,660 shares of our Common Stock, Idan Sahar, who holds 1,333,332 shares of our Common Stock, Offer Binder, who holds 2,000,000 shares of our Common Stock and Advance Pharmaceutical Company Ltd. which holds 1,799,800 shares of our Common Stock through its wholly-owned subsidiary Sugardown Co., LTD (the preceding figures in each case exclude shares of Common Stock that are beneficially owned or that the aforementioned stockholders may have the right to acquire by exercise of options or warrants.  See “Security Ownership of Executive Officers, Directors and Five Percent Stockholders” for further details as to their beneficial ownership of the Company’s Common Stock.)  Collectively, these holders own an aggregate of 23,173,177 shares of our Common Stock, or 62.4% of our issued and outstanding shares of Common Stock.

Dividends
There have been no cash dividends declared on our Common Stock since our company was formed. Dividends are declared at the sole discretion of our Board of Directors. Our intention is not to declare cash dividends and retain all cash for our operations.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 with the Securities and Exchange Commission for our common stock offered in this offering. This Prospectus does not contain all of the information set forth in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make references in this Prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

Our fiscal year ends on December 31. We plan to furnish our shareholders annual reports containing audited financial statements and other appropriate reports, where applicable. In addition, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's Internet site at http\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's directors and executive officers are indemnified as provided by the Delaware General Corporation Law and the Company's Bylaws. These provisions state that the Company's directors may cause the Company to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment. Such indemnification is at the discretion of the Company's board of directors and is subject to the Securities and Exchange Commission's policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its directors and executive officers, that will require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of common stock offered hereby will be passed upon by Seyfarth Shaw LLP, Boston, Massachusetts.

EXPERTS

The financial statements of the Company appearing in this Prospectus and Registration Statement, have been audited by McGladrey LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's ability to continue as a going concern) and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

FINANCIAL STATEMENTS

C O N T E N T S	Page
Unaudited interim financial statements for the three and nine month periods ended September 30, 2013 and 2012
Balance Sheet	F-2
Statement of Operations	F-3
Statements of Cash Flows	F-4
Notes to Financial Statements	F-5

Unaudited Condensed Financial Statements

Boston Therapeutics, Inc.
Balance Sheet (Unaudited)
September 30, 2013 and December 31, 2012

	September 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$3,863,556	$552,315
Accounts receivable	217,118	17,351
Prepaid expenses and other current assets	69,136	9,073
Inventory	189,972	16,809
Total current assets	4,339,782	595,548

Property and equipment, net	10,277	7,075
Intangible assets	712,500	760,714
Goodwill	69,782	69,782
Other assets	2,125	2,125
Total assets	$5,134,466	$1,435,244

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$114,819	$294,187
Accrued expenses and other current liabilities	227,502	146,774
Total current liabilities	342,321	440,961
Advances - related parties	297,820	297,820
Total liabilities	640,141	738,781

COMMITMENTS AND CONTINGENCIES (Note 7)

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 and 100,000,000 shares authorized at September 30, 2013
and December 31, 2012, respectively; 37,094,546 and 18,745,706 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	37,094	18,746
Additional paid-in capital	9,458,162	3,375,116
Accumulated deficit	(5,000,931)	(2,697,399)
Total stockholders’ equity	4,494,325	696,463

Total liabilities and stockholders’ equity	$5,134,466	$1,435,244

See accompanying notes to unaudited condensed financial statements

Boston Therapeutics, Inc.
Statement of Operations (Unaudited)
For the Three and Nine Months Ended September 30, 2013 and 2012

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2013	September 30,	September 30,	September 30,
		2012	2013	2012

Revenue	$217,520	$2,520	$242,974	$23,750
Cost of goods sold	118,515	9,120	174,424	40,877
Gross margin	99,005	(6,600)	68,550	(17,127)

Operating expenses:
Research and development	151,946	26,116	200,428	145,668
Sales and marketing	102,840	93,519	251,236	227,597
General and administrative	954,261	234,632	1,904,008	498,603
Total operating expenses	1,209,047	354,267	2,355,672	871,868

Operating loss	(1,110,042)	(360,867)	(2,287,122)	(888,995)

Interest expense	(4,842)	(5,166)	(14,431)	(13,522)
Foreign currency loss	(1,979)	(301)	(1,979)	(3,211)
Net loss	$(1,116,863)	$(366,334)	$(2,303,532)	$(905,728)

Net loss per share- basic and diluted	$(0.04)	$(0.02)	$(0.11)	$(0.05)
Weighted average shares outstanding basic and diluted	26,025,815	17,348,206	21,411,649	16,619,598

See accompanying notes to unaudited condensed financial statements

Boston Therapeutics, Inc.
Statement of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2013 and 2012

	For the Nine Months Ended
	September 30,	September 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(2,303,532)	$(905,728)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	49,710	48,526
Stock-based compensation	857,851	161,504
Issuance of common stock and common stock warrants for consulting services	104,115	53,550
Changes in operating assets and liabilities:
Accounts receivable	(199,767)	-
Inventory	(173,163)	(398)
Prepaid expenses and other current assets	(60,063)	(11,358)
Accounts payable	(179,368)	9,947
Accrued expenses	80,728	33,039

Net cash used in operating activities	(1,823,489)	(610,918)

Cash flows from investing activities:
Purchase of property and equipment	(4,698)	(7,756)
Net cash used in investing activities	(4,698)	(7,756)

Cash flows from financing activities:
Proceeds from advances-related parties	-	40,000
Proceeds from issuance of common stock and common stock warrants (net of issuance costs)	5,139,428	522,000
Net cash provided by financing activities	5,139,428	562,000

Net increase (decrease) in cash and cash equivalents	3,311,241	(56,674)
Cash and cash equivalents, beginning of period	552,315	225,995
Cash and cash equivalents, end of period	$3,863,556	$169,321

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

See accompanying notes to unaudited condensed financial statements

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Company Overview

Boston Therapeutics, headquartered in Manchester, NH, (OTC: BTHE) is a leader in the field of complex carbohydrate chemistry. The Company's initial product pipeline is focused on developing and commercializing therapeutic molecules for diabetes: PAZ320, a non-systemic chewable therapeutic compound designed to reduce post-meal glucose elevation; IPOXYN™, an injectable anti-necrosis drug specifically designed to treat lower limb ischemia associated with diabetes; SUGARDOWN®, a non-systemic chewable complex carbohydrate  designed to moderate post-meal blood glucose, and BTI-7, a new, chewable dose form of the diabetes drug metformin hydrochloride.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has limited resources and operating history. As shown in the accompanying financial statements, the Company has an accumulated deficit of approximately $5,001,000 as of September 30, 2013. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. During July and September 2013, the Company conducted four closings of its private placement of securities with accredited investors pursuant to which the investors purchased in aggregate 17,659,007 shares of the Company’s common stock and warrants to purchase 8,829,484 additional shares of common stock at an exercise price of $0.50 per share for total gross proceeds of $5,297,698. Management has plans to seek additional capital through private placements and public offerings of its common stock. There can be no assurance that the Company will be successful in accomplishing its objectives. Without such additional capital, the Company may be required to cease operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and the rules of the Securities and Exchange Commission for quarterly reports on Form 10-Q. It is suggested that these condensed financial statements be read in conjunction with the Company's financial statements for its year ended December 31, 2012 included in its Form 10-K. In the opinion of management, the statements contain all adjustments, including normal recurring adjustments necessary in order to present fairly the financial position as of September 30, 2013 and the results of operations for the three and nine month periods ended September 30, 2013 and 2012.

The year-end balance sheet data was derived from the audited financial statements but does not include all disclosures required by accounting principles generally accepted in the United States of America. The results disclosed in the Statements of Operations for the three and nine month periods ended September 30, 2013 are not necessarily indicative of the results to be expected for the full fiscal year.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

1.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances.  Management establishes a reserve for doubtful accounts based on its assessment of the current status of individual accounts.  Balances that remain outstanding after management has used reasonable collection efforts are written off against the allowance.  There were no allowances for doubtful accounts as of September 30, 2013 and December 31, 2012.  At September 30, 2013 the Company has one customer that accounts for 100% of its accounts receivable.  The Company believes there is minimal risk associated with this receivable.

Inventory

Inventory consists of raw materials, work-in-process and finished goods of SUGARDOWN®. Inventories are stated at the lower of cost (first-in, first-out) or market, not in excess of net realizable value. The Company adjusts the carrying value of its inventory for excess and obsolete inventory. The Company continues to monitor the valuation of its inventory.

Revenue Recognition

The Company generates revenues from sales of SUGARDOWN®. Revenue is recognized when there is persuasive evidence that an arrangement exists, the price is fixed and determinable, the product is shipped and collectability is reasonably assured.  Revenue is recognized as product is shipped from an outside fulfillment operation.  In practice, the Company has not experienced or granted significant returns of product. Shipping fees charged to customers are included in revenue and shipping costs are included in costs of sales.

During the three and nine months ended September 30, 2013, one customer accounted for 100% and 97% of the Company’s revenue, respectively.

Stock-Based Compensation

Stock–based compensation, including grants of employee and non-employee stock options and modifications to existing stock options, is recognized in the income statement based on the estimated fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the fair value of options granted and recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as, and as such volatility is estimated using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense is recognized in the financial statements on a straight-line basis over the vesting period, based on awards that are ultimately expected to vest.

The Company grants stock options to non-employee consultants from time to time in exchange for services performed for the Company. Equity instruments granted to non-employees are subject to periodic revaluation over their vesting terms. In general, the options vest over the contractual period of the respective consulting arrangement and, therefore, the Company revalues the options periodically and records additional compensation expense related to these options over the remaining vesting period.

Loss per Share

Basic net loss per share is computed based on the net loss for the period divided by the weighted average actual shares outstanding during the period. Diluted net loss per share is computed based on the net loss for the period divided by the weighted average number of common shares and common equivalent shares outstanding during each period unless the effect of such common equivalent shares would be anti-dilutive. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options using the treasury stock method.  The weighted average number of common shares for the three and nine months ended September 30, 2013 did not include 5,886,400 and 11,633,337 options and warrants, respectively, because of their anti-dilutive effect. The weighted average number of common shares for the three and nine months ended September 30, 2012 did not include 1,878,400 and 20,000 options and warrants, respectively, because of their anti-dilutive effect.

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

2.             INVENTORIES

Inventories consist of material, labor and manufacturing overhead and are recorded at the lower of cost, using the weighted average cost method, or net realizable value.

The components of inventories at September 30, 2013 and December 31, 2012, net of inventory reserves, were as follows:

	2013	2012
Raw materials	$31,311	$13,125
Work in process	2,077	-
Finished goods	156,584	3,684

	$189,972	$16,809

The Company periodically reviews quantities of inventory on hand and compares these amounts to expected usage of each particular product or product line. The Company records, as a charge to cost of sales, any amounts required to reduce the carrying value to net realizable value.

3.           STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 200,000,000 shares of its $0.001 par value common stock. On May 31, 2013, record holders of 56% of the issued and outstanding voting common stock authorized the Company to amend its certificate of incorporation to increase the number of common shares from 100,000,000 to 200,000,000.  The amendment went into effect September 7, 2013.

Common Stock

On May 7, 2012 the Company issued 20,000 shares of common stock at a price per share of $1.10 and issued a warrant to purchase an additional 20,000 shares of common stock at $1.15 per share for gross proceeds of $22,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the relative fair value of the warrant to be $8,754 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

During May 2012 the Company entered into a consulting agreement under which it is required to pay the consultant a monthly fee consisting of 25,000 shares of restricted common stock beginning May 21, 2012 through May 21, 2013. As of December 31, 2012 the Company has issued 150,000 shares due under this agreement for services rendered during June through November 2012 with a fair value of $76,500. An accrual in the amount of $14,000 representing the fair value of the 33,333 unissued shares for services rendered in December 2012 is included in the accompanying December 31, 2012 balance sheet.

During June 2012 the Company issued 80,000 shares of its common stock with a fair value of $40,800 in exchange for professional consulting services.

On June 29, 2012 the Company issued 1,000,000 shares to an affiliate of Advance Pharmaceutical Co., Ltd. (APC) in a private placement for net proceeds of $500,000. APC is licensed to distribute SUGARDOWN® in Hong Kong, China and Macau. The Company reviewed the private placement issuance and determined that the issuance price of $0.50 per share approximates fair value as of the date of issuance.

During July 2012 the Company entered into a consulting agreement under which it is required to pay the consultant a monthly fee consisting of $4,000 paid in cash and 7,500 shares of restricted common stock. As of December 31, 2012 the Company has issued the 22,500 total shares due under this agreement for services rendered during July, August and September 2012 with an aggregate fair value of $11,475. The agreement was terminated as of September 30, 2012.

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

3.           STOCKHOLDERS’ EQUITY - continued

Common Stock - continued

On November 13, 2012 the Company issued 1,250,000 shares of its common stock at a price per share of $0.50 and issued a warrant to purchase 625,000 additional shares for $1.00 per share for gross proceeds of $625,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the relative fair value of the warrant to be $124,019 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On January 22, 2013 the Company issued 45,833 shares of its common stock with a fair value of $19,250 in exchange for consulting services incurred in fiscal 2012 and January of 2013. As of December 31, 2012, the Company had accrued $14,000 representing the fair value of the 33,333 unissued shares for services rendered in December 2012 which was included in the accompanying December 31, 2012 balance sheet. The agreement was terminated in January 2013.

On March 14, 2013 the Company issued 500,000 shares of its common stock at a price per share of $0.50 and issued a warrant to purchase 250,000 additional shares for $1.00 per share for gross proceeds of $250,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the relative fair value of the warrant to be $35,457 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On April 29, 2013 the Company issued a warrant to purchase 100,000 of common stock for $1.00 per share in exchange for consulting services rendered. The warrant associated with the consulting agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the fair value of the warrant to be $19,865 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On April 30, 2013 the Company issued 52,000 shares of its common stock with a fair value of $28,080 in exchange for consulting services rendered during February through April 2013 in connection with two separate consulting agreements.

On June 28, 2013 the Company issued 40,000 shares of its common stock with a fair value of $14,000 in exchange for consulting services rendered during May and June in connection with two separate consulting agreements.

Between July and September 2013, the Company conducted four closings of its private placement of securities with accredited investors pursuant to which the investors purchased in aggregate 17,659,007 shares of the Company’s common stock and warrants to purchase an additional 8,829,484 shares of common stock at an exercise price of $0.50 per share (the Investor Warrants) for total gross proceeds of $5,297,698. In addition, the Company issued warrants to the Placement Agent in exchange for services to purchase in aggregate 1,808,849 shares for $0.30 per share (the Placement Agent Warrants).  The Investor Warrants and Placement Agent Warrants are exercisable immediately and have a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreements and has determined that equity classification is appropriate. The Company estimated the relative fair value of the Investor Warrants associated with the investor subscription agreements and Placement Agent Warrants as $1,279,093 and $288,101, respectively, using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital. In addition, issuance costs paid by the Company in connection with the private placement offering totaled $408,270.

During September 2013 the Company issued 52,000 shares of its common stock with a fair value of $22,920 in exchange for consulting services rendered during July through September 2013 in connection with two separate consulting agreements.

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

4.           STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

During the year ended December 31, 2010, the Company adopted a stock option plan entitled “The 2010 Stock Plan” (2010 Plan) under which the Company may grant options to purchase up to 5,000,000 shares of common stock.  On September 7, 2013, the 2010 plan was amended to increase the number of shares of common stock issuable under the 2010 Plan to 7,500,000.  As of September 30, 2013 and December 31, 2012, there were 578,400 options outstanding under the 2010 Plan.

During the year ended December 31, 2011, the Company adopted a non-qualified stock option plan entitled “2011 Non-Qualified Stock Plan” (2011 Plan) under which the Company may grant options to purchase 2,100,000 shares of common stock.  In December 2012, the 2011 Plan was amended to increase the number of shares of common stock issuable under the 2011 Plan to 12,000,000 shares.  During the period ended March 31, 2013, the 2011 Plan was amended to increase the number of shares of common stock issuable under the 2011 Plan to 17,500,000.  As of September 30, 2013 and December 31, 2012, there were 5,308,000 and 7,130,000 options outstanding under the 2011 Plan, respectively.

Under the terms of the stock plans, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date. Vesting of the options is typically three to four years and the options typically expire in five to seven years.

The fair value of stock options granted or revalued for three and nine months ended September 30, 2013 and 2012 was calculated with the following assumptions:

	2013	2012
Risk-free interest rate	0.47% - 1.55%	0.31% - 1.27%
Expected dividend yield	0%	0%
Volatility factor	85%	90%
Expected life of option	3.25 to 6 years	2.90 to 7 years

The weighted-average fair value of stock options granted during the periods ended September 30, 2013 and 2012, under the Black-Scholes option pricing model was $0.21 per share.

The Company recognized $472,820 and $44,638 of stock-based compensation costs in the accompanying statement of operations for the three months ended September 30, 2013 and 2012, respectively. The three months ended September 30, 2013 includes additional compensation expense of $252,345 relating to the future vesting of options per the terms of a terminated employee’s employment agreement. The Company recognized $857,851 and $161,504 of stock-based compensation costs in the accompanying statement of operations for the nine months ended September 30, 2013 and 2012, respectively. No actual tax benefit was realized from stock option exercises during these periods. As of September 30, 2013, there was approximately $213,000 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a weighted average period of 1.06 years.

The following table summarizes the Company’s stock option activity during the nine months ended September 30, 2013:

	Shares	Exercise Price per Share	Weighted Average Exercise Price per Share
Outstanding as of December 31, 2012	7,708,400	$0.10-1.85	$0.42
Granted	708,000	0.42-1.00	0.68
Exercised	-	-	-
Options forfeited/cancelled	(2,530,000)	0.50-1.00	0.51
Outstanding as of September 30, 2013	5,886,400	$0.10-1.85	$0.42

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

4.          STOCK OPTION PLAN AND STOCK-BASED COMPENSATION - continued

The following table summarizes information about stock options that are vested or expected to vest at September 30, 2013:

Vested or Expected to Vest					Exercisable Options
		Weighted	Weighted			Weighted	Weighted
		Average	Average			Average	Average
		Exercise	Remaining	Aggregate	Number	Exercise	Remaining	Aggregate
Exercise	Number of	Price Per	Contractual	Intrinsic	of	Price	Contractual	Intrinsic
Price	Options	Share	Life (Years)	Value	Options	Per Share	Life (Years)	Value
$0.10	1,800,000	$0.10	3.13	$1,026,000	1,612,500	$0.10	3.15	$919,125
0.42	98,000	0.42	7.26	24,500	-	0.42	-	-
0.50	3,330,000	0.50	2.09	566,100	2,371,668	0.50	2.34	403,184
0.57	400,000	0.57	4.87	40,000	83,280	0.57	4.87	8,328
1.00	180,000	1.00	2.32	-	135,000	1.00	1.63	-
1.85	78,400	1.85	2.00	-	78,400	1.85	2.00	-
$0.10-1.85	5,886,400	$0.41	2.69	$1,656,600	4,280,848	$0.39	2.67	$1,330,637

The weighted-average remaining contractual life for stock options exercisable at September 30, 2013 is 2.67 years. At September 30, 2013, the Company has 12,192,000 and 6,921,600 options available for grant under the 2011 Plan and 2010 Plan, respectively. The intrinsic value for fully vested, exercisable options was $1,330,637 and $418,000 at September 30, 2013 and December 31, 2012, respectively. No actual tax benefit was realized from stock option exercises during these periods.

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

5.           RELATED PARTY TRANSACTIONS

Through December 31, 2011, the CEO advanced $257,820 to BTI to fund start-up costs and operations of the Company. Advances by the CEO carry an interest rate of 6.5% and were due on June 29, 2013. On May 7, 2012, the Company’s CEO and President entered into promissory notes to advance to the Company an aggregate of $40,000. The notes accrue interest at 6.5% per year were due June 30, 2013. On August 6, 2012, the outstanding notes of $297,820 were amended to extend the maturity dates to June 29, 2014. On August 2, 2013, the outstanding notes of $297,820 were amended to extend the maturity dates to June 29, 2015.

As of September 30, 2013 and December 31, 2012, $58,568 and $44,090, respectively, of accrued interest had been included in accrued expenses on the accompanying balance sheet.

6.           INTANGIBLE ASSETS

The SUGARDOWN® technology and provisional patents are being amortized on a straight-line basis over their useful lives of 14 years.  Goodwill is not amortized, but is evaluated annually for impairment.

Intangible assets consist of the following at September 30, 2013 and December 31, 2012:

	2013	2012
SUGARDOWN® technology and provisional patents	$900,000	$900,000
Less accumulated amortization	(187,500)	(139,286)
Intangible assets, net	$712,500	$760,714

Amortization expense was $16,071 and $48,213 for the three and nine months ended September 30, 2013 and 2012, respectively.

7.           COMMITMENTS AND CONTINGENCIES

The Company entered into a three year lease agreement for their office lease facility commencing July 1, 2012, with escalating rental payments. On February 21, 2013, the Company amended the lease agreement to extend the lease through March 2018 and increase rental space. The effects of variable rent disbursements have been expensed on a straight-line basis over the life of the lease. The Company recognized rent expense of $10,132 and $59,372 during the three and nine months ended September 30, 2013, respectively. The Company recognized rent expense of $7,326 and $9,890 during the three and nine months ended September 30, 2012, respectively. As of September 30, 2013 and December 31, 2012, there was $25,635 and $2,267, respectively, of deferred rent included in accrued expenses and other current liabilities in the accompanying balance sheets.

Future minimum lease payments under all non-cancelable operating leases as of September 30, 2013 are as follows:

Fiscal year
2013	$14,634
2014	60,093
2015	62,169
2016	64,299
2017	66,519
2018	16,770
$284,484

Boston Therapeutics, Inc.
Notes to Unaudited Condensed Financial Statements
For the three and nine month periods ended September 30, 2013 and 2012

8.           SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred from September 30, 2013 through the date of filing, for possible disclosure and recognition in the financial statements. Except as discussed below, the Company did not have any material subsequent events that impact its financial statements or disclosures.

In October 2013, the Company conducted an additional closing of its private placement of securities to related parties and affiliates resulting in the purchase of 153,334 shares of the Company’s common stock and warrants to purchase 76,666 additional shares of common stock at an exercise price of $0.50 per share for total gross proceeds of $46,000.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and stockholders of
Boston Therapeutics, Inc.
Manchester, New Hampshire

We have audited the accompanying balance sheets of Boston Therapeutics, Inc. as of December 31, 2012 and 2011, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Boston Therapeutics, Inc. as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company’s limited resources and operating losses raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ McGladrey LLP

Boston, Massachusetts
April 4, 2013

Boston Therapeutics, Inc.
Balance Sheets
December 31, 2012 and 2011

	December 31, 2012	December 31, 2011
ASSETS
Cash	$552,315	$225,995
Accounts receivable	17,351	-
Prepaid expenses and other current assets	9,073	5,331
Inventory	16,809	23,596
Total current assets	595,548	254,922

Property and equipment, net	7,075	-
Intangible assets	760,714	825,000
Goodwill	69,782	69,782
Other assets	2,125	-
Total assets	$1,435,244	$1,149,704

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$294,187	$341,873
Accrued expenses and other current liabilities	146,774	125,316
Total current liabilities	440,961	467,189

Advances - related parties	297,820	257,820
Total liabilities	738,781	725,009

COMMITMENTS AND CONTINGENCIES (Note 9)

Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized,
18,745,706 and 16,223,206 shares issued and outstanding
at December 31, 2012 and 2011, respectively	18,746	16,223
Additional paid-in capital	3,375,116	1,621,756
Accumulated deficit	(2,697,399)	(1,213,284)
Total stockholders’ equity	696,463	424,695

Total liabilities and stockholders’ equity	$1,435,244	$1,149,704

The accompanying notes are an integral part of these financial statements.

Boston Therapeutics, Inc.
Statements of Operations
For the Years Ended December 31, 2012 and 2011

	December 31,	December 31,
	2012	2011

Revenue	$42,254	$4,112
Cost of goods sold	56,859	6,375
Gross margin	(14,605)	(2,263)

Operating expenses:
Research and development	178,938	194,276
Sales and marketing	232,411	206,517
General and administrative	1,036,566	408,454

Total operating expenses	1,447,915	809,247

Operating loss	(1,462,520)	(811,510)

Interest expense	(18,384)	(15,658)
Foreign currency loss	(3,211)	-
Net loss	$(1,484,115)	$(827,168)

Net loss per share- basic and diluted	$(0.09)	$(0.05)

Weighted average shares outstanding basic and diluted	16,873,903	15,147,196

The accompanying notes are an integral part of these financial statements.

Boston Therapeutics, Inc.
Statement of Changes in Stockholders' Equity
For the Years Ended December 31, 2012 and 2011

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Earnings (Deficit)	Total
Balance December 31, 2010	14,041,236	$14,041	$905,964	$(386,116)	$533,889

Issuance of common stock	2,091,470	2,091	520,906	-	522,997
Issuance of common stock in exchange
for consulting services	90,500	91	45,159	-	45,250
Stock based compensation	-	-	149,727	-	149,727
Net loss	-	-	-	(827,168)	(827,168)

Balance December 31, 2011	16,223,206	16,223	1,621,756	(1,213,284)	424,695

Issuance of common stock	2,270,000	2,270	1,011,957	-	1,014,227
Issuance of common stock warrants	-	-	132,773	-	132,773
Issuance of common stock in exchange
for consulting services	252,500	253	128,522	-	128,775
Stock based compensation	-	-	480,108	-	480,108
Net loss	-	-	-	(1,484,115)	(1,484,115)
Balance December 31, 2012	18,745,706	$18,746	$3,375,116	$(2,697,399)	$696,463

The accompanying notes are an integral part of these financial statements.

Boston Therapeutics, Inc.
Statements of Cash Flows
For the Years Ended December 31, 2012 and 2011

	December 31,	December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,484,115)	$(827,168)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	64,968	64,286
Stock based compensation	480,108	149,727
Issuance of common stock for consulting services	128,775	45,250
Changes in:
Accounts receivable	(17,351)	-
Inventory	6,787	(19,447)
Prepaid expenses	(3,742)	(3,603)
Other assets	(2,125)	-
Accounts payable	(47,686)	295,956
Accrued expenses	21,458	(97,196)

Net cash used in operating activities	(852,923)	(392,195)

Cash flows from investing activities:
Purchase of property and equipment	(7,757)	-
Net cash used in investing activities	(7,757)	-

Cash flows from financing activities:
Proceeds from advances - related parties	40,000	80,000
Proceeds from issuance of common stock and warrants	1,147,000	522,997
Net cash provided by financing activities	1,187,000	602,997

Net increase in cash and cash equivalents	326,320	210,802

Cash and cash equivalents, beginning of period	225,995	15,193
Cash and cash equivalents, end of period	$552,315	$225,995

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$-	$-

Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

1.           GENERAL ORGANIZATION AND BUSINESS

Boston Therapeutics, Inc. (the “Company”) was formed as a Delaware corporation on August 24, 2009 under the name Avanyx Therapeutics, Inc.  On November 10, 2010, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Boston Therapeutics, Inc., a New Hampshire corporation (“BTI”) providing for the merger of BTI into the Company with the Company being the surviving entity (the “Merger”),  the issuance by the Company of 4,000,000 shares of common stock to the stockholders of BTI in exchange for 100% of the outstanding common stock of BTI, and the change of the Company’s name to Boston Therapeutics, Inc.  David Platt, the Company’s Chief Executive Officer and Chief Financial Officer, is a founder of BTI and was a director and minority stockholder of BTI at the time of the Merger.  Dr. Platt received 400,000 shares of the Company’s common stock in connection with the Merger.  Kenneth A. Tassey, Jr., who became the Company’s President shortly after the Merger, was the Chief Executive Officer, President and principal stockholder of BTI at the time of the Merger. Mr. Tassey received 3,200,000 shares of our common stock in connection with the Merger.

The Company’s primary business is the development, manufacture and commercialization of therapeutic drugs  with a focus on complex carbohydrate chemistry to address unmet medical needs in diabetes and inflammatory diseases. We have brought one product, SUGARDOWN®, to market and have begun to make initial sales. We are currently focused on the development of two additional drug products: PAZ320, a non-systemic, chewable tablet for reduction of post-meal blood glucose in people living with diabetes and prediabetes that is fully developed, and IPOXYN™, an injectable anti-necrosis, anti-hypoxia drug that we are currently developing.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  The Company has limited resources and operating history.  As shown in the accompanying financial statements, the Company has an accumulated deficit of approximately $2,697,000 as of December 31, 2012.  The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities.

Management has plans to seek additional capital through private placements and public offerings of its common stock.  There can be no assurance that the Company will be successful in accomplishing its objectives.  Without such additional capital, the Company may be required to cease operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company has reassessed its status as a development stage entity in accordance with Accounting Standards Codification (ASC) 915, Development Stage Entities, as defined by Financial Accounting Standards Board (FASB), and has determined that its emergence from the development stage occurred during the year ended December 31, 2012 based on the accumulation of significant events that occurred through December 31, 2012. Since inception the Company has sold approximately $46,794 of its over-the-counter product SUGARDOWN® . Furthermore, the Company has completed development of one consumer product for which it has executed distribution agreements with companies in Asia and Europe and established a web presence through which the Company sells directly to consumers.  The Company has also completed development of one pharmaceutical drug candidate, for which it has completed Phase 2 clinical trials.  The Company has raised approximately $1,147,000 in 2012 and has recently engaged an investment banking firm to raise additional funds for supporting additional clinical studies and to expand the company’s operations capabilities.    Accordingly, the Company has determined that it has commenced planned principal operations and is no longer a development stage entity. Previously, the Company has reported as a development stage entity through September 30, 2012. As a result of this change in reporting status, the Company has removed from these financial statements all 'cumulative since inception' financial information that is required by ASC 915.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepting in the United States of America (“US GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Segment Information

Operating segments are identified as components of an enterprise about which separate, discrete financial information is available for evaluation by the chief operating decision-maker, or decision-making group, in making decisions on how to allocate resources and assess performance. The Company views its operations and manages its business as one operating segment.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments with original maturities of 90 days or less at the time of acquisition to be cash equivalents.  The Company maintains its cash in institutions insured by the Federal Deposit Insurance Corporation.

Revenue Recognition

The Company generates revenues from sales of SUGARDOWN®.  Revenue is recognized when there is persuasive evidence that an arrangement exists, the price is fixed and determinable, the product is shipped and collectability is reasonably assured.

Revenue is recognized as product is shipped from an outside fulfillment operation.  Terms of product sales contain no contractual rights of return or multiple elements.  In practice, the Company has not experienced or granted returns of product.  Revenues are recorded net of local sales tax collected.  Shipping fees charged to customers are included in revenue and shipping costs are included in costs of sales.

Accounts Receivable

Accounts receivable is stated at the amount management expects to collect from outstanding balances. Management establishes a reserve for doubtful accounts based on its assessment of the current status of individual accounts. Balances that remain outstanding after management has used reasonable collection efforts are written off against the allowance. As of December 31, 2012 and 2011 the allowance for doubtful accounts was $0.

Inventory

Inventory consists of raw materials and finished goods of SUGARDOWN®.  Inventories are stated at the lower of cost (first-in, first-out) or market, not in excess of net realizable value.  The Company adjusts the carrying value of its inventory for excess and obsolete inventory. The adjustments to the carrying value of inventory for the years ended December 31, 2012 and 2011 were $0 and $1,667, respectively. The Company continues to monitor the valuation of its inventories.

Property and Equipment

Property and equipment is depreciated using the straight-line method over the following estimated useful lives:

Asset Category	Estimated Useful Life
Office Furniture and Equipment	5 years
Computer Equipment and Software	3 years

The Company begins to depreciate assets when they are placed in service. The costs of repairs and maintenance are expensed as incurred; major renewals and betterments are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the statement of operations. For the years ended December 31, 2012 and 2011, the Company recorded depreciation expense of $682 and $0, respectively.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

 2.           SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES …continued

Intangible Assets

Intangible assets consist of identifiable finite-lived assets acquired in business acquisitions. Acquired intangible assets are recorded at fair value on the date of acquisition and are amortized over their economic useful lives on a straight line basis.

Goodwill

The Company follows the guidance of Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 350, Goodwill and Other Intangible Assets.
Under ASC 350, goodwill and certain other intangible assets with indefinite lives are not amortized, but instead are reviewed for impairment at least annually.

The Company tests goodwill for impairment in the fourth quarter of each year or more frequently if events or changes in circumstances indicate that the asset might be impaired. The test is based on a comparison of the reporting unit’s book value to its estimated fair value. The Company has concluded that no impairment existed at the 2012 testing date.  A considerable amount of judgment is required in calculating this impairment analysis, principally in determining financial forecasts and discount rates.  Differences in actual cash flows as compared to the discounted cash flows could require the Company to record an impairment loss in the future.

Impairment of Long-lived Assets

The Company reviews long-lived assets, which include the Company’s intangible assets, for impairment whenever events or changes in business circumstances indicate that the carrying amounts of the assets may not be fully recoverable.  Future undiscounted cash flows of the underlying assets are compared to the assets’ carrying values.  Adjustments to fair value are made if the sum of expected future undiscounted cash flows is less than book value.  To date, no adjustments for impairment have been made.

Loss per Share

Basic net loss per share is computed based on the net loss for the period divided by the weighted average actual shares outstanding during the period. Diluted net loss per share is computed based on the net loss for the period divided by the weighted average number of common shares and common equivalent shares outstanding during each period unless the effect of such common equivalent shares would be anti-dilutive. Common stock equivalents represent the dilutive effect of the assumed exercise of certain outstanding stock options using the treasury stock method.  The weighted average number of common shares for the year ended December 31, 2012 did not include consideration of 8,353,400 common stock options and warrants because of their anti-dilutive effect. The weighted average number of shares for the year ended December 31, 2011 did not include consideration of 1,578,400 common stock options because of their anti-dilutive effect.

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or be settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized.  The Company records interest and penalties related to income taxes as a component of provision for income taxes. The Company did not recognize any interest and penalty expense for the years ended December 31, 2012 and 2011.

Research and Development Costs

Research and development expenditures are charged to the statement of operations as incurred. Such costs include proprietary research and development activities, purchased research and development, and expenses associated with research and development contracts, whether performed by the Company or contracted with independent third parties.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued expenses, and notes payable. The carrying value of cash and cash equivalents, accounts payable and accrued expenses approximates fair value due to their short-term nature.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

2.           SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES…continued

Fair Value of Financial Instruments…continued

The carrying value of the advances payable as of December 31, 2012 and 2011, is not materially different from the fair value of the advances payable.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are principally cash and cash equivalents. The Company places its cash and cash equivalents in highly rated financial institutions. The Company maintains cash and cash equivalent balances with financial institutions that occasionally exceed federally insured limits. The Company has not experienced any losses related to these balances, and management believes its credit risk to be minimal.

Stock-Based Compensation

Stock–based compensation, including grants of employee  and non-employee stock options and modifications to existing stock options, is recognized in the income statement based on the estimated fair value of the awards. The Company uses the Black-Scholes option pricing model to determine the fair value of options granted and recognizes the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The Company does not have a history of market prices of the common stock as, and as such volatility is estimated using historical volatilities of similar public entities. The expected life of the awards is estimated based on the simplified method. The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. Stock-based compensation expense is recognized in the financial statements on a straight-line basis over the vesting period, based on awards that are ultimately expected to vest.

The Company grants stock options to non-employee consultants from time to time in exchange for services performed for the Company. Equity instruments granted to non-employees are subject to periodic revaluation over their vesting terms. In general, the options vest over the contractual period of the respective consulting arrangement and, therefore, the Company revalues the options periodically and records additional compensation expense related to these options over the remaining vesting period.

The fair value of stock options granted was calculated with the following assumptions:

	2012	2011
Risk-free interest rate	0.43-1.27%	0.28-0.77%
Expected dividend yield	0%	0%
Volatility factor	85 - 90%	90%
Expected life of option	3.5-7.0 years	4.75-5.0 years

The weighted-average fair value of stock options granted during the years ended December 31, 2012 and 2011, under the Black-Scholes option pricing model was $0.30 and $0.20 per share, respectively. For the years ended December 31, 2012 and 2011, the Company recorded stock-based compensation expense of $480,108 and $149,727, respectively, in connection with share-based payment awards. As of December 31, 2012, there was approximately $1,654,000 of unrecognized compensation expense related to non-vested stock option awards that is expected to be recognized over a weighted-average period of 2.50 years.

Recent Accounting Pronouncements

In July 2012, the Financial Accounting Standards Board, or FASB, issued Accounting Standards Update, or ASU, No. 2012-02, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment. This ASU allows an entity to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test for indefinite-lived intangible assets. An organization that elects to perform a qualitative assessment is required to perform the quantitative impairment test for an indefinite-lived intangible asset if it is more likely than not that the asset is impaired. This ASU, which applies to all public, private, and not-for-profit organizations, is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of this ASU did not have a material impact on the Company’s consolidated financial statements, as it was intended to simplify the impairment assessment for indefinite-lived intangible assets. In February 2013, the FASB issued Accounting Standards Update No. 2013-2, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendment, required to be applied prospectively for reporting periods beginning after December 15, 2012, requires entities to present, either on the face of the statement where net income is presented or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line item of net income. Early adoption is permitted. Our financial statement presentation complies with this standards update.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

3.           INVENTORIES

Inventories consist of material, labor and manufacturing overhead and are recorded at the lower of cost, using the weighted average cost method, or net realizable value.

The components of inventories at December 31, 2012 and 2011, net of inventory reserves, were as follows:

	2012	2011
Raw materials	$13,125	$23,034

Finished goods	3,684	562

Total	$16,809	$23,596

The Company periodically reviews quantities of inventory on hand and compares these amounts to expected usage of each particular product or product line. The Company records, as a charge to cost of sales, any amounts required to reduce the carrying value to net realizable value.

4.           STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 5,000,000 shares of its $0.001 par value preferred stock and up to 100,000,000 shares of its $0.001 par value common stock.

Preferred Stock

No shares of preferred stock have been issued and the terms of such preferred stock have not been designated by the Board of Directors.

Common Stock

On August 26, 2009 the Company issued 10,000,000 shares of its $0.001 par value common stock to its two founders.  Eight million shares were issued to the Company’s Chief Executive Officer (CEO), Chairman of the Board of Directors and co-founder, in exchange for a patent, a provisional patent and know-how. In accordance with ASC 845-10-S99, Transfers of Non-monetary Assets from Promoters or Shareholders, the transfer of nonmonetary assets to a company by its shareholders in exchange for stock prior to the Company’s initial public offering should be recorded at the transferor’s historical cost basis determined under GAAP.  As a result, the value of the patent, provisional patent and know-how was valued at the CEO’s historical cost basis of zero because no records exist to support an historical cost basis in accordance with GAAP. The patent and provisional patent were assigned to the Company on December 10, 2009.  The remaining 2,000,000 shares were issued to the co-founder for $10,000 in cash.

On March 31, 2010 the Company issued 20,000 shares of common stock for $10,000 cash to an investor.  On April 9, 2010, the Company issued 11,236 shares of common stock in exchange for $11,236 to a related party.  On October 4, 2010, the Company issued 10,000 shares for $10,000 cash to an investor.  On November 6, 2010, the Company issued 4,000,000 shares of common stock in connection with the merger transaction described in Note 7.

On June 21, 2011 the Company sold 2,035,470 shares for $508,867 in a private placement offering. During August 2011, an additional 56,000 shares were sold for $14,130 in the private placement.  On November 1, 2011, 80,500 shares were issued to a consultant for marketing services valued at $40,250.  On December 22, 2011, 10,000 shares were issued to a consultant for services rendered valued at $5,000.  No other issuances of preferred or common stock have been made.

On May 7, 2012, the Company issued 20,000 shares of common stock at a price per share of $1.10 and issued a warrant to purchase an additional 20,000 shares of common stock at $1.15 per share for gross proceeds of $22,000.   The warrant associated with the subscription agreement is exercisable immediately and has a five year term.  The Company estimated the relative fair value of the warrant to be $8,754 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

4.           STOCKHOLDERS’ EQUITY…continued

Common Stock…continued

During May 2012 the Company entered into a consulting agreement under which it is required to pay the consultant a monthly fee consisting of 25,000 shares of restricted common stock beginning May 21, 2012 through May 21, 2013. As of December 31, 2012 the Company has issued 150,000 shares due under this agreement for services rendered during June through November 2012 with a fair value of $76,500.  An accrual in the amount of $14,000 representing the fair value of the 33,333 unissued shares for services rendered in December 2012 is included in the accompanying December 31, 2012 balance sheet.

During June 2012 the Company issued 80,000 shares of its common stock with a fair value of $40,800 in exchange for professional consulting services.

On June 29, 2012 the Company issued 1,000,000 shares to an affiliate of Advance Pharmaceutical Co., Ltd. (APC) in a private placement for net proceeds of $500,000. APC is licensed to distribute SUGARDOWN® in Hong Kong, China and Macau.  The Company reviewed the private placement issuance and determined that the issuance price of $0.50 per share approximates fair value as of the date of issuance.

During July 2012 the Company entered into a consulting agreement under which it is required to pay the consultant a monthly fee consisting of $4,000 paid in cash and 7,500 shares of restricted common stock.  As of December 31, 2012 the Company has issued the 22,500 total shares due under this agreement for services rendered during July, August and September 2012 with an aggregate fair value of $11,475.  The agreement was terminated as of September 30, 2012.

On December 12, 2012 the Company issued 1,250,000 shares of its common stock at a price per share of $0.50 and issued a warrant to purchase 625,000 additional shares for $1.00 per share for gross proceeds of $625,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term.  The Company estimated the relative fair value of the warrant to be $124,019 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

5.           STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

During the year ended December 31, 2010, the Company adopted a stock option plan entitled “The 2010 Stock Plan” (2010 Plan) under which the Company may grant options to purchase up to 5,000,000 shares of common stock. As of December 31, 2012, there were 578,400 options outstanding under the 2010 Plan.

During the year ended December 31, 2011, the Company adopted a non-qualified stock option plan entitled “2011 Non-Qualified Stock Plan” (2011 Plan) under which the Company may grant options to purchase 2,100,000 shares of common stock.  In December 2012, the 2011 Plan was amended and restated to increase the number of shares of common stock issuable under the 2011 Plan to 12,000,000 shares.  As of December 31, 2012, there were 7,130,000 options outstanding under the 2011 Plan.

Under the terms of the stock plans, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date. Vesting of the options is typically three to four years and the options expire ten years from the date of grant.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

5.           STOCK OPTION PLAN AND STOCK-BASED COMPENSATION…continued

The following table summarizes the activity under the Stock Plans.

	Shares	Price per Share	Weighted Average Exercise Price
Outstanding, December 31, 2010	78,400	$1.85	$1.85

Granted	1,921,237	0.10 to 0.25	0.13
Exercised	-	-	-
Options forfeited/cancelled	(421,237)	-	0.25
Outstanding, December 31, 2011	1,578,400	0.10 to 1.85	0.19

Granted	6,130,000	0.10 to 0.50	0.48
Exercised	-	-	-
Options forfeited/cancelled	-	-	-

Outstanding, December 31, 2012	7,708,400	$0.10 to 1.85	$0.42

The following table summarizes information about stock options that are vested or expected to vest at December 31, 2012:

Vested or Expected to Vest						Exercisable Options
		Weighted	Weighted			Weighted	Weighted
		Average	Average			Average	Average
		Exercise	Remaining	Aggregate		Exercise	Remaining	Aggregate
Exercise	Number of	Price Per	Contractual	Intrinsic	Number of	Price	Contractual	Intrinsic
Price	Options	Share	Life (Years)	Value	Options	Per Share	Life (Years)	Value
$0.10	1,800,000	$0.10	3.87	$576,000	1,306,250	$0.10	3.93	$418,000
1.85	78,400	1.85	2.75	-	78,400	1.85	2.75	-
0.50	5,830,000	0.50	5.13	-	934,167	0.50	5.95	-
$0.10-1.85	7,708,400	$0.42	4.81	$576,000	2,318,817	$0.32	4.71	$418,000

The weighted-average remaining contractual life for options exercisable at December 31, 2012 is 4.71 years. At December 31, 2012 the Company has 4,870,000 and 4,421,600 options available for grant under the 2011 Plan and 2010 Plan, respectively.

The intrinsic value for fully vested, exercisable options was $418,000 and $96,206 at December 31, 2012 and 2011, respectively.  No actual tax benefit was realized from stock option exercises during these periods.

6.           RELATED PARTY TRANSACTIONS

Through December 31, 2011, the CEO advanced $257,820 to BTI to fund start-up costs and operations of the Company.  Advances by the CEO carry an interest rate of 6.5% and were due on June 29, 2013. On May 7, 2012, the Company’s CEO and President entered into promissory notes to advance to the Company an aggregate of $40,000.  The notes accrue interest at 6.5% per year were due June 30, 2013.  As of December 31, 2012, and December 31, 2011, $44,090 and $25,641, respectively, of accrued interest had been included in accrued expenses on the accompanying balance sheet.  On August 6, 2012, the outstanding notes of $297,820 were amended to extend the maturity dates to June 29, 2014. The CEO and President intend to, but are not legally obligated, to fund the Company’s operations in this manner until the Company raises sufficient capital.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

7.           INTANGIBLE ASSETS

The SUGARDOWN® technology and provisional patents, which were obtained through the acquisition of BTI in 2010, are being amortized on a straight-line basis over their estimated useful lives of 14 years.

Intangible assets consist of the following:

	December 31,
	2012	2011
SUGARDOWN® technology and provisional patents	$900,000	$900,000
Less accumulated amortization	(139,286)	(75,000)
Intangible assets, net	$760,714	$825,000

Amortization expense for each of the years ended December 31, 2012 and 2011 was $64,286.

The estimated remaining amortization expense related to intangible assets with finite lives for each of the five succeeding years and thereafter is as follows:

Year ending December 31:

2013	$64,286
2014	64,286
2015	64,286
2016	64,286
2017	64,286
Thereafter	439,284
$760,714

8.             PROVISION FOR INCOME TAXES

Temporary differences that give rise to significant deferred tax assets are as follows:

	December 31,
	2012	2011
Start-up costs	$21,786	$21,786
Net operating loss carryforward	1,064,457	466,803
Valuation allowance	(1,086,243)	(488,589)
Net deferred tax asset	$-	$-

As of December 31, 2012 and 2011, the Company had a deferred tax asset of $21,786 related to start-up costs which are amortizable for tax purposes.  The Company also had a deferred tax asset related to net operating loss carryforwards of $2,697,399 and $1,213,284 that expire through 2032 as of December 31, 2012 and 2011, respectively.

The Company has provided a full valuation allowance for deferred tax assets since, based on the weight of available evidence, it is more likely than not that these benefits will not be realized. During 2012, the Company increased its valuation allowance by $597,654 due to the continued likelihood that realization of any future benefit from deductible temporary differences and net operating loss carryforwards cannot be sufficiently assured at December 31, 2012.

Boston Therapeutics, Inc.
Notes to Financial Statements
For the Years Ended December 31, 2012 and 2011

8.             PROVISION FOR INCOME TAXES…continued

The primary factors affecting the Company’s income tax rate for the years ended December 31, 2012 and 2011 are as follows:

	2012	2011
Tax benefit at U.S. statutory rate	(34.0)%	(34.0)%
State tax benefit	(6.3)%	(6.3)%
Valuation allowance	40.3%	40.3%
	0.0%	0.0%

The Company applies the provisions of ASC 740-10, Income Taxes, (originally issued as FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes).  The Company has not recognized any liability for unrecognized tax benefits and does not believe there is any uncertainty with respect to its tax position.  The Company’s policy with respect to unrecognized tax benefits is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

9.           COMMITMENTS AND CONTINGENCIES

The Company entered into a three year lease agreement for their office facility commencing July 1, 2012, with escalating rental payments. The effects of variable rent disbursements have been expensed on a straight-line basis over the life of the lease. The Company recognized rent expense of $15,759 and $4,746 for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, there was $2,267 of deferred rent included in accrued expenses and other current liabilities in the accompanying balance sheets.

Future minimum lease payments under all non-cancelable operating leases as of December 31, 2012, are as follows:

Fiscal year
2013	$25,917
2014	26,917
2015	16,042
$68,876

10.           SUBSEQUENT EVENTS

The Company has evaluated events and transactions that occurred from December 31, 2012 through the date of filing, for possible disclosure and recognition in the financial statements.  Except as discussed below, the Company did not have any material subsequent events that impact its financial statements or disclosures.

On December 20, 2012, the Board of Directors approved a grant of non-qualified stock options to the independent directors of the Company to purchase an aggregate of 98,000 shares of the Company’s common stock, with the grant to be effective January 1, 2013.   The options were allocated among the directors based on service in, and chairmanship of, the Company’s committees and service as lead independent director. The options vest as of December 31, 2013, provided that the directors remain directors on that date and have attended at least 75% of the scheduled meetings of the Board and the committees on which such directors serve during the 2013 calendar year.

Effective January 1, 2013, the Company granted a consultant a non-qualified stock option to purchase up to 120,000 shares of the Company’s common stock at an exercise price of $1.00 per share as partial compensation for professional services.  The option vests in four equal quarterly installments with the first installment vesting on March 31, 2013.  The option expires on December 31, 2018.

In February 2013, the Company agreed to increase the amount of office space it will lease effective April 1, 2013 and to increase the lease term through March 31, 2018.  As a result of this amendment to its lease agreement the Company agreed to increase its monthly minimum rent to $4,878 for the period April 1, 2013 through March 31, 2014, $5,051 for the period April 1, 2014 through March 31, 2015, $5,225 for the period April 1, 2015 through March 31, 2016, $5,404 for the period April 1, 2016 through March 31, 2017 and $5,591 for the period April 1, 2017 through March 31, 2018.

On February 27, 2013, CJY Holdings Limited, an affiliate of Advance Pharmaceutical Co. Ltd., made a $250,000 investment in the Company pursuant to the S-1 Registration Statement.  CJY Holdings Limited received 500,000 shares of common stock priced at $0.50 and 250,000 warrants to purchase common stock with an exercise price of $1.00 and a five-year term.

In March 2013, the Company’s Board of Directors voted to amend its Certificate of Incorporation to increase the authorized number of common shares from 100,000,000 to 200,000,000; and to submit the amendment to the Company’s stockholders for their approval. The amendment will not take effect unless approved by the stockholders.

In March 2013, the Company’s Board of Directors amended the Company’s 2010 Stock Plan to increase the number of shares in the plan to 7,500,000; and to increase the Company’s 2011 Non-Qualified Stock Option Plan to increase the number of shares in the plan from 12,000,000 to 17,500,000. The amendment to the 2010 Stock Plan will not take effect unless approved by the stockholders.  The amendment to the 2011 Non-Qualified Stock Option Plan took effect upon approval by the Board of Directors.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Description	Amount to be Paid

Filing Fee - Securities and Exchange Commission	$	●.00
Attorney's fees and expenses		10,000.00	*
Accountant's fees and expenses		10,000.00	*
Transfer agent's and registrar fees and expenses		1,500.00	*
Printing and engraving expenses		1,500.00	*
Miscellaneous expenses		5,326.00	*
Total	$	●.00	*
* Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s Bylaws provide that, to the fullest extent permitted by law, the Company shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of the Company, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Certificate of Incorporation provides for such limitation of liability.

The Company’s By-laws provide for the indemnification of, and advancement of expenses to, directors and officers of the Company (and, at the discretion of the Board of Directors of the Company, employees and agents of the Company to the extent that Delaware law permits the Company to provide indemnification to such persons) in excess of the indemnification and advancement otherwise permitted under Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Company, its stockholders and others. The provision does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Company intends to enter into agreements with its directors and executive officers, that will require the Company to indemnify such persons to the fullest extent permitted by law, against expenses, judgments, fines, settlements and other amounts incurred (including attorneys’ fees), and advance expenses if requested by such person, in connection with investigating, defending, being a witness in, participating, or preparing for any threatened, pending, or completed action, suit, or proceeding or any alternative dispute resolution mechanism, or any inquiry, hearing, or investigation (collectively, a “Proceeding”), relating to any event or occurrence that takes place either prior to or after the execution of the indemnification agreement, related to the fact that such person is or was a director or officer of the Company, or while a director or officer is or was serving at the request of the Company as a director, officer, employee, trustee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, employee benefit plan, trust, or other enterprise, or was a director, officer, employee, or agent of a foreign or domestic corporation that was a predecessor corporation of the Company or of another enterprise at the request of such predecessor corporation, or related to anything done or not done by such person in any such capacity, whether or not the basis of the Proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent of the Company. Indemnification is prohibited on account of any Proceeding in which judgment is rendered against such persons for an accounting of profits made from the purchase or sale by such persons of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state, or local laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently maintains such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On March 31, 2010, the Company issued 20,000 shares of common stock for $10,000 cash to an investor.

On April 9, 2010, the Company issued 11,236 shares of common stock in exchange for $11,236 to a related party.

On October 4, 2010, we issued 10,000 shares of our Common Stock to a foreign national for an aggregate price of $10,000.  The sales to a foreign national was made in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act for transactions deemed to occur outside of the United States.

On November 10, 2010, we issued 4,000,000 shares of our Common Stock to the stockholders of Boston Therapeutics, Inc., a New Hampshire corporation (“BTHENH”) in exchange for all the outstanding Common Stock of BTHENH pursuant to an Agreement and Plan of Merger we entered into with BTHENH. Our CEO is also a founder of BTHENH and was a 10% shareholder of BTHENH at the time of the merger. A valuation of our Common Stock was performed resulting in a fair value per share of $0.2466. Based on the 4,000,000 shares of Common Stock issued for BTHENH the total consideration was valued at $986,400. However, because our CEO was a 10% shareholder of BTHENH, 10% of BTHENH was valued at his historical cost basis and 90% of BTHENH was valued at fair value. The shares were sold to the stock holders in reliance upon the exemption from the registration requirements provided in Section 4(2) of the Securities Act of 1933, as amended. There was no public advertising in connection with such sale, and no commissions were paid relating to any of the securities issued.

On June 21, 2011, the Company sold 2,035,470 shares for $508,867 in a private placement offering. During August 2011, an additional 56,000 shares were sold for $14,130 in the private placement.

On November 1, 2011, 80,500 shares were issued to a consultant for marketing services valued at $40,250.

On December 22, 2011, 10,000 shares were issued to a consultant for services rendered valued at $5,000.

On March 20, 2012 the Company entered into a subscription agreement to sell 20,000 shares of Common Stock at price per share of $1.10 and issue a warrant to purchase an additional 20,000 shares of Common Stock at $1.15 per share for gross proceeds of $22,000.   The warrant associated with the subscription agreement is exercisable immediately and has a five year term.  The Company estimated the relative fair value of the warrant to be $8,754 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital. On May 7, 2012, the subscription agreement closed and the Company issued 20,000 shares of its Common Stock for $22,000.

During June 2012, the Company issued 105,000 shares of its Common Stock in exchange for professional consulting services valued at $24,895.

On June 29, 2012, the Company issued 1,000,000 shares to an affiliate of Advance Pharmaceutical Co., Ltd. (APC) in a private placement for net proceeds of $500,000. APC is licensed to distribute SUGARDOWN® in Hong Kong, China and Macau.

During July 2012 the Company entered into a consulting agreement under which it was required to pay the consultant a monthly fee consisting of $4,000 paid in cash and 7,500 shares of restricted Common Stock. The Company had issued the 22,500 total shares due under this agreement for services rendered during July, August and September 2012 with an aggregate fair value of $11,475. The agreement was terminated as of September 30, 2012.

On December 12, 2012 the Company issued 1,250,000 shares of its Common Stock at a price per share of $0.50 and issued a warrant to purchase 625,000 additional shares for $1.00 per share for gross proceeds of $625,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the relative fair value of the warrant to be $124,019 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On January 22, 2013 the Company issued 45,833 shares of its Common Stock with a fair value of $19,250 in exchange for consulting services incurred in fiscal 2012 and January of 2013. As of December 31, 2012, the Company had accrued $14,000 representing the fair value of the 33,333 unissued shares for services rendered in December 2012. The agreement was terminated in January 2013.

On March 14, 2013 the Company issued 500,000 shares of its Common Stock at a price per share of $0.50 and issued a warrant to purchase 250,000 additional shares for $1.00 per share for gross proceeds of $250,000. The warrant associated with the subscription agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the relative fair value of the warrant to be $35,457 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On April 29, 2013 the Company issued a warrant to purchase 100,000 of Common Stock for $1.00 per share in exchange for consulting services rendered. The warrant associated with the consulting agreement is exercisable immediately and has a five year term. The Company has evaluated these warrants for proper classification based on terms of the warrant agreement and has determined that equity classification is appropriate. The Company estimated the fair value of the warrant to be $19,865 using the Black Scholes model, which has been recorded as a component of permanent equity in additional paid in capital.

On April 30, 2013 the Company issued 52,000 shares of its Common Stock with a fair value of $28,080 in exchange for consulting services rendered during February through April 2013 in connection with two separate consulting agreements.

On June 28, 2013 the Company issued 40,000 shares of its Common Stock with a fair value of $14,000 in exchange for consulting services rendered during May and June in connection with two separate consulting agreements.

On July 23, 2013, Boston Therapeutics, Inc. (the "Company") conducted an initial closing of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of July 23, 2013 (the “Purchase Agreement”) with a certain accredited investor named therein (the “Investor”)  pursuant to which the Investor agreed to purchase (i) an aggregate of 6,666,660 shares (the “Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 3,333,320 shares of Common Stock at an exercise price of $0.50 per share (the “Warrants”) for an aggregate purchase price of $2,000,000.  As required by the  Purchase Agreement, at the closing, the Company entered into a Registration Rights Agreement pursuant to which it will be required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of common Stock underlying the Warrants (the “Warrant Shares”). The Company received $2,000,000 in gross proceeds from the sale of securities under the Purchase Agreement.

On August 6, 2013 and August 30, 2013,  Boston Therapeutics, Inc. (the "Company") conducted additional closings of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of July 23, 2013 (the “Purchase Agreement”) with certain accredited investors named therein (the “Investors”)  pursuant to which: (A) the Investors at the August 6, 2013 closing agreed to purchase (i) an aggregate of 2,828,226 shares (the “Second Closing Shares”) of Common Stock of the Company (“Common Stock”) and (ii) warrants to purchase an aggregate of 1,414,113 shares of Common Stock at an exercise price of $0.50 per share (the “Second Closing Warrants”) for an aggregate purchase price of $848,465 and (B) the Investors at the August 30, 2013 closing agreed to purchase (i) an aggregate of 2,260,449 shares (the “Third Closing Shares” and together with the Second Closing Shares, the “Shares”) of Common Stock) and (ii) warrants to purchase an aggregate of 1,130,223 shares of Common Stock at an exercise price of $0.50 per share (the “Third Closing Warrants” and together with the Second Closing Warrants, the “Warrants”) for an aggregate purchase price of $678,133.  As required by the  Purchase Agreement, at the closings, the investors also became parties to the Registration Rights Agreement dated as of July 23, 2013 pursuant to which the Company will be required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”).

On September 30, 2013,  Boston Therapeutics, Inc. (the "Company") conducted the final closing (the “Final Closing”) of its private placement of securities (the “Offering”) pursuant to a Unit Purchase Agreement, dated as of July 23, 2013 (the “Purchase Agreement”) with certain accredited investors named therein (the “Investors”)  pursuant to which: the Investors at the Final Closing agreed to purchase (i) an aggregate of 5,903,672 shares ( the “Shares”) of Common Stock at $0.30 per share and (ii) warrants to purchase an aggregate of 2,951,828  shares of Common Stock at an exercise price of $0.50 per share (the “Warrants”).  As required by the  Purchase Agreement, at the closings, the investors also became parties to the Registration Rights Agreement dated as of July 23, 2013 pursuant to which the Company is required to register with the United States Securities and Exchange Commission (“SEC”) such Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”). The Company received $1,771,100 in gross proceeds from the sale of securities under the Purchase Agreement at the Final Closing, bringing the total gross proceeds received by the Company in the Offering to $5,297,698.

During September 2013, the Company issued 52,000 shares of its Common Stock with a fair value of $22,920 in exchange for consulting services rendered during July through September 2013 in connection with two separate consulting agreements.

In connection with the four closings of the private placement from July 23, 2013 through September 30, 2013, the Company issued to the placement agent for the private placement warrants to purchase the following respective numbers of shares of Common Stock at an exercise price of $0.30 per share:  300,000, 424,234, 339,068, and 745,547.

Except as expressly stated herein, each of the preceding sales and issuances was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act for transactions not involving a public offering, except for the sale to APC which was made in reliance on the exemption from registration provided by Regulation S promulgated under the Securities Act for transactions deemed to occur outside of the United States.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit 3.1	Certificate of Incorporation, as amended
Exhibit 3.2	Bylaws
Exhibit 4.1	Form of Investor Warrant
Exhibit 4.2	Form of Placement Agent Warrant
Exhibit 5.1*	Opinion and consent of Seyfarth Shaw LLP re: the legality of the shares being registered
Exhibit 10.1	Technology Assignment Agreement dated as of August 24, 2009 by and between the Company and David Platt
Exhibit 10.2	Boston Therapeutics, Inc. Amended and Restated 2010 Stock Plan
Exhibit 10.3	Boston Therapeutics, Inc. 2011 Non-Qualified Stock Plan
Exhibit 10.4	Promissory Note dated as of February 9, 2010 issued by the Company to David Platt
Exhibit 10.5	Agreement and Plan of Merger dated November 10, 2010 by and among Avanyx Therapeutics, Inc. and Boston Therapeutics, Inc.
Exhibit 10.6	Certificate of Merger
Exhibit 10.7	Form of Subscription Agreement dated June 21, 2011, among Boston Therapeutics, Inc. and the Investors named therein
Exhibit 10.8	License and Manufacturing Agreement between Boston Therapeutics, Inc. and Advance Pharmaceutical Company Limited effective as of June 24, 2011
Exhibit 10.9	Employment Agreement between Boston Therapeutics, Inc. and Ken Tassey dated as of August 11, 2011
Exhibit 10.10	Unit Purchase Agreement between Boston Therapeutics, Inc. and the investors named therein dated as of July 23, 2013, as amended
Exhibit 10.11	Registration Rights Agreement between Boston Therapeutics, Inc. and the investors named therein dated as of July 23, 2013, as amended
Exhibit 23.1	Consent of McGladrey LLP
Exhibit 23.2*	Consent of Seyfarth Shaw LLP (included in Exhibit 5.1)

* To be filed by amendment to this Form S-1 Registration Statement

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

a.	To include any prospectus required by Section 10(a)(3) of the Securities Act;

b.
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and rise represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

c.
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material changes to such information in the Registration Statement.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned issuer undertakes that in a primary offering of securities of the undersigned issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned issuer relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned issuer or used or referred to by the undersigned issuer;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned issuer or its securities provided by or on behalf of the undersigned issuer; and

iv.	Any other communication that is an offer in the offering made by the undersigned issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

7.
For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

8.	That, for the purpose of determining liability under the Securities Act to any purchaser:

a.	If the issuer is relying on Rule 430B:

1.
Each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

2.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

b.	If the issuer is subject to Rule 430C:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Manchester, New Hampshire, on November __, 2013.

BOSTON THERAPEUTICS, INC.
/s/ David Platt

Chief Executive Officer (Principal Executive Officer)
Chief Financial Officer (Principal Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Platt as true and lawful attorney-in-fact and agent with full power of substitution and re-substitution and for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, as well as any new registration statement filed to register additional securities pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Platt	Director, Chief Executive Officer	November __, 2013
(Principal Executive Officer) and
Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Kenneth A. Tassey, Jr.	Director, President	November __, 2013

/s/ Dale H. Conaway D.V.M. /s/ Henry Esber	Director Director	November __, 2013 November __, 2013
/s/ Carl L. Lueders	Director	November __, 2013
/s/ Rom Eliaz	Director	November __, 2013